UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2017 (November 10, 2017)

Spirit International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-199965	47-1662242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 Jianguo Rd, Chaoyang Qu, Beijing, China	100020
(Address of principal executive offices)	(Zip Code)

+86 001 400-004-8181
(Registrant’s telephone number, including area code)

2620 Regatta Drive

Suite 102

Las Vegas, NV 89128

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” and “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii), or (iii) above.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise.

Readers should read this Report in conjunction with our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the Securities and Exchange Commission (the “SEC”).

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing, the significant length of time and resources associated with the development of our products and services and related insufficient cash flows and resulting illiquidity, our inability to expand our business, significant government regulation of our industry, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and our failure to implement our business plans or strategies. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this Report and includes the following:

●	our relationship with, and our ability to influence the actions of, our members;

●	improper action by our employees or members in violation of applicable law;

●	adverse publicity associated with our products, services or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

●	changing consumer preferences and demands;

●	our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our member relations and operating results;

●	the competitive nature of our business;

●	regulatory matters governing our products and services, including potential governmental or regulatory actions concerning our products and services risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our partners, pricing and currency devaluation risks;

●	uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

●	adverse changes in the Chinese economy;

●	our dependence on increased penetration of existing markets;

●	contractual limitations on our ability to expand our business;

●	our reliance on our information technology infrastructure and outside service providers and manufacturers;

●	the sufficiency of trademarks and other intellectual property rights;

●	changes in tax laws, treaties or regulations, or their interpretation;

●	taxation relating to our members; and

●	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

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EXPLANATORY NOTE

We were incorporated as Sprit International, Inc. in Nevada on March 10, 2014. Prior to the Share Exchange (as defined below), we were an imported liquor distributor.

On November 10, 2017, we completed and closed a share exchange (the “Share Exchange”) under a Share Exchange Agreement (the “Share Exchange Agreement”) of the same date by and among us, I JIU JIU Limited, a British Virgin Island company (“I JIU JIU”) and the shareholders of I JIU JIU pursuant to which I JIU JIU became a wholly owned subsidiary of ours. In the Share Exchange, all of the outstanding shares of I JIU JIU were converted into shares of our Common Stock, as described in more detail below.

As a result of the Share Exchange, we discontinued our pre-Share Exchange business and acquired the businesses of I JIU JIU and will continue the existing business operations of I JIU JIU as a publicly-traded company.

In accordance with the “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the acquisition, will be replaced with the historical financial statements of Beijing Jiucheng Asset Management Co. Ltd. prior to the Share Exchange in all future filings with the SEC.

As used in this Current Report henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “we,” “us,” and “our” refer to Spirit International, Inc., incorporated in Nevada, after giving effect to the Share Exchange.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. Such agreements are filed as exhibits hereto and incorporated herein by reference.

This Current Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This Current Report responds to the following Items in Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 8.01	Other Events

Item 9.01	Financial Statements and Exhibits

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

THE SHARE EXCHANGE AND RELATED TRANSACTIONS

Share Exchange Agreement

On November 10, 2017 (the “Closing Date”), the Company, I JIU JIU Limited (“I JIU JIU”) and the shareholders of I JIU JIU entered into the Share Exchange Agreement, which closed on the same date. Pursuant to the terms of the Share Exchange Agreement, we issued 8,000,000 new shares of our common stock, par value $0.0001 per share (the “Common Stock”) for all of the outstanding capital stock of I JIU JIU with the result that I JIU JIU became a wholly owned subsidiary of ours.

Pursuant to the Share Exchange, we acquired the business of the I JIU JIU, which is to engage in online consumer finance business and facilitate loan process for small and medium sized enterprises (“SMEs”) and individuals in the People’s Republic of China (“PRC” or “China”) through online platform. As a result, we have ceased to be a shell company.

At the closing of the Share Exchange, 50,000 shares of I JIU JIU’s capital stock issued and outstanding immediately prior to the closing of the Share Exchange were exchanged for 8,000,000 shares of our common stock.

As a result, an aggregate of 8,000,000 shares of our common stock were issued to the stockholders of I JIU JIU.

The Share Exchange Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

The Share Exchange will be treated as a recapitalization of the Company for financial accounting purposes. I JIU JIU will be considered as the accounting acquirer for accounting purposes, and our historical financial statements before the Share Exchange will be replaced with the consolidated historical financial statements of I JIU JIU before the Share Exchange in all future filings with the SEC.

The Share Exchange is intended to be treated as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

The issuance of shares of our Common Stock to holders of I JIU JIU’s capital stock in connection with the Share Exchange was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, Regulation D promulgated by the SEC under that section and/or Regulation S promulgated by the SEC. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement, and some of these securities are subject to further contractual restrictions on transfer as described below.

The form of the Share Exchange Agreement is filed as an exhibit 2.1 to this Report.

Share Cancellation Agreement

In connection with the Share Exchange Agreement, the Company’s majority shareholder, Kimho Consultants Company Limited, (“Kimho” or the “Majority Shareholder”) entered into a share cancellation agreement with I JIU JIU’s stockholders whereby Kimho, owning an aggregate of 4,000,000 shares of the Company’s Common Stock agreed to cancel all its 4,000,000 shares of Common Stock in exchange of $440,000 paid by I JIU JIU’s stockholders (“Share Cancellation”).

The form of the Share Cancellation Agreement is filed as an exhibit 2.2 to this Report.

Departure and Appointment of Directors and Officers

Our Board of Directors currently consists of one member. On November 10, 2017, Zur Dadon, our current sole director, resigned his position as a director, which will become effective on November 22, 2017 and Xiangbin Meng was appointed to the Board of Directors, effective on November 22, 2017.

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On November 10, 2017, pursuant to the Share Exchange Agreement, Mr. Zur Dadon, our Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer before the Share Exchange, resigned from these positions (“Resignations”), and Xiangbin Meng was appointed as our President, Xuefei Kang was appointed as our Chief Executive Officer, and Jinhua Shao was appointed as Chief Financial Officer and Secretary (“Appointments”). Both Resignations and Appointment will become effective on November 22, 2017.

See “Management – Directors and Executive Officers” below for information about our new directors and executive officers.

Pro Forma Ownership

Immediately after giving effect to the Share Exchange, there were 9,110,000 issued and outstanding shares of our Common Stock, as follows:

●	the stockholders of I JIU JIU prior to the Share Exchange hold 8,000,000 shares of our Common Stock; and

●	the stockholders of the Company prior to the Share Exchange hold the remaining 1,110,000 shares of our Common Stock.

No other securities convertible into or exercisable or exchangeable for our Common Stock are outstanding.

Our Common Stock is quoted on the OTC Pink Markets (“OTC Pink”) under the symbol “SRTN.”

Accounting Treatment; Change of Control

The Share Exchange is being accounted for as a “reverse acquisition,” and I JIU JIU is deemed to be the accounting acquirer in the reverse acquisition. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of I JIU JIU and will be recorded at the historical cost basis of I JIU JIU and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of I JIU JIU, historical operations of I JIU JIU and operations of the Company and its subsidiary from the closing date of the Share Exchange. As a result of the issuance of the shares of our Common Stock pursuant to the Share Exchange, a change in control of the Company occurred as of the date of consummation of the Share Exchange. Except as described in this Current Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board of Directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, following the Share Exchange.

DESCRIPTION OF BUSINESS

Immediately following the Share Exchange, the businesses of Beijing Jiucheng became our businesses. Beijing Jiucheng is engaged in consumer lending and risk management services.

Overview

We are a holding company that, through our wholly-owned subsidiaries, I JIU JIU Limited, a British Virgin Islands company (“I JIUJIU”), Ruixiang Technology Group, Ltd., a Hong Kong company (“Ruixiang”) and Beijing Jiucheng IT Consulting Enterprise Co. Ltd, a People’s Republic of China company (“Jiucheng Consulting” or “WFOE”) and our contractually controlled and managed company, Beijing Jiucheng Asset Management Co., Ltd., a People’s Republic of China company (“Beijing Jiucheng”), operates an electronic online financial platform, “www.9caitong.com,” which is designed to match investors with small and medium-sized enterprises (“SMEs”) and individual borrowers in China. We believe our services provide an effective solution for under-served SME and individual borrowers who need access to financing.

We generate revenue from our services that facilitate matching lenders, who we refer to as investors, with individual and SME borrowers. We typically charge borrowers a loan facilitation process and matching services fee between 1% and 1.5% per month of the loan amount, depending on the duration of the loan, for each effected loan facilitated by us. Additionally we charge a separate fee from borrowers for each loan repayment facilitated by us, which is based on an agreed upon percentage around 0.5% per month on the borrowing times the duration of the loan.

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Due to PRC legal restrictions on foreign ownership and investment in, among other areas, value-added telecommunications services, which include internet content providers, or ICPs, we, similar to all other entities with foreign-incorporated holding company structures operating in our industry in China, have to operate our internet businesses and other businesses in which foreign investment is restricted or prohibited in the PRC through wholly foreign-owned enterprises, majority-owned entities and variable interest entities. Accordingly, we plan to continue operating our online financial platform in China through Beijing Jiucheng, which is wholly-owned by two Chinese shareholders, but is contractually controlled and managed through our wholly-owned WFOE.

The contractual arrangements between WFOE and Beijing Jiucheng (defined below) collectively enable us to exercise effective control over, and realize substantially all of the economic risks and benefits arising from Beijing Jiucheng. See “Contractual Arrangements among WFOE, Beijing Jiucheng and Beijing Jiucheng’s Shareholders.” The contractual arrangements may not be as effective in providing operational control as direct ownership. As a result, we include the financial results of Beijing Jiucheng in our consolidated financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, as if it were our wholly-owned subsidiary.

We conduct our business primarily in Beijing, People’s Republic of China. Our principal executive offices are located at G2 Tianyangyunhe, No. 56, Jianguo Road, Chaoyang District, Beijing, China.

Corporate History and Structure of our PRC Operation

Corporate Organization Chart

The following is an organizational chart setting forth our corporate structure, immediately following the Closing:

History

As described above, we were incorporated in Nevada as Sprit International, Inc. on March 10, 2014. Our original business was to engage in imported liquor distribution. In connection with the Share Exchange, our Board determined to discontinue operations in this area and to seek the new business opportunity prescribed by the acquisition of I JIU JIU. As a result of the Share Exchange, we have acquired the business of I JIU JIU.

Share Purchase by Kimho Consultants Company Limited

On October 16, 2017, the Company entered into a Stock Purchase Agreement (the “SPA”) with Kimho Consultants Company Limited, a Hong Kong limited liability company (the “Purchaser”) and Mr. Zur Dadon (the “Seller”), pursuant to which the Purchaser acquired 4,000,000 shares of common stock of the Company (the “Shares”) from Seller for an aggregate purchase price of $430,000 (“Stock Purchase”). The transaction contemplated in the SPA closed on October 17, 2017 (the “Closing”). The Stock Purchase is a private transaction exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended (the “Act”).

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As the result of the Closing, the Purchaser became the beneficial owner of approximately 78.3% of the Company’s issued and outstanding common stock. The Shares constitute “restricted securities” within the meaning of Rule 144 of the Act and may not be sold, pledged, or otherwise disposed of by the Purchaser without restriction under the Act and applicable state securities laws. The transaction has resulted in a change in control of the Company.

I JIU JIU is a limited liability company organized on April 12, 2017 under the laws of the British Virgin Islands and after the Share Exchange is a direct, wholly-owned subsidiary of the Company. I JIU JIU is a holding company that has no operations and no assets other than its ownership of Ruixiang Technology Group, Ltd. (“Ruixiang”).

Ruixiang is a limited liability company organized on September 12, 2016 under the laws of the Hong Kong Special Administrative Region of the PRC. It is the wholly owned subsidiary of I JIU JIU. Ruixiang is a holding company that has no operations and no assets other than its ownership of Beijing Jiucheng IT Consulting Co. Ltd. (“Jiucheng Consulting” or “WFOE”).

Jiucheng Consulting is a limited liability company organized on Janaury 24, 2017 under the laws of the PRC. Jiucheng Consulting is a wholly-owned subsidiary of Ruixiang with the business purposes of providing risk management-related financial consulting services to Beijing Jiucheng Asset Management Co. Ltd. (“Beijing Jiucheng”) and to enter into certain agreements with Beijing Jiucheng and its shareholders pursuant to which Jiucheng Consulting provides certain services to Beijing Jiucheng.

Beijing Jiucheng is a limited liability company organized on January 13, 2012 under the laws of the PRC and is specialized in providing an online consumer lending platform facilitating loans to SMEs, sole proprietors and individuals in China. Beijing Jiucheng is owned by two shareholders, one is a legal person and the other one is a natural person. Beijing Jiucheng and its shareholders entered into certain variable interest entity contracts with WFOE pursuant to which 90% of the total profits of Beijing Jiucheng are paid to WFOE, and in connection with entering into such contracts, Beijing Jiucheng is contractually controlled by WFOE.

Contractual Arrangements among WFOE, Beijing Jiucheng and Beijing Jiucheng’s Shareholders

WFOE, Beijing Jiucheng and/or Beijing Jiucheng shareholders have executed the following agreements and instruments, pursuant to which the Company, through its subsidiary WFOE, controls Beijing Jiucheng: Equity Pledge Agreement, Exclusive Technical Consultancy and Services Agreement , Exclusive Call Option Agreement, Shareholder Proxy Agreement, and Operating Agreement (the “VIE Agreements”). Each of the VIE Agreements is described below and became effective upon its execution.

Exclusive Technical Consultancy and Services Agreement

Pursuant to the Exclusive Technical Consultancy and Services Agreement (“Consulting Service Agreement”‘) between Beijing Jiucheng and WFOE, WFOE provides Beijing Jiucheng with certain technical consulting and related services as below on an exclusive basis (“Services”):

a).	To provide series of services to maintain the server and manage the network platform;
b).	To develop and update the Internet applications of the server, and its application to www.9caitong.com operated by Beijing Jiucheng;
c).	To develop and update the application software of the Internet users;
d).	To provide technical services of electronic commerce, including but not limited to the design and maintenance of the electronic commerce platform;
e).	To provide technical services of advertising design plan, software design, website programming etc., and administrative and consulting advices to Beijing Jiucheng in connection with the advertising operation of Beijing Jiucheng;
f).	To provide the training of technology and technicians;
g).	To support the needs of Beijing Jiucheng for personnel;
h).	Other services recognized by both Jiucheng Consulting and Beijing Jiucheng.

For Services rendered to Beijing Jiucheng by WFOE under this Consulting Service Agreement, WFOE is entitled to collect a service fee calculated based on an amount equal to 90% of Beijing Jiucheng’s profits before tax for the period the Services were provided by WFOE. In the event that Beijing Jiucheng makes a loss, no amount shall be paid or refunded to Beijing Jiucheng by WFOE. The service fees will be calculated and paid by Beijing Jiucheng quarterly in arrears within one month of the end of each financial quarter of Beijing Jiucheng in respect of the Services provided during that quarter.

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The Consulting Service Agreement shall remain in effect for 10 years unless it is terminated by WFOE at its discretion with 30-days prior notice. Beijing Jiucheng does not have the right to terminate the Consulting Service Agreement unilaterally. WFOE may at its discretion unilaterally extend the term of the Consulting Service Agreement for another 10 years.

The foregoing description of the Exclusive Technical Consultancy and Services Agreement does not purport to be complete and is qualified in its entirety by reference to the Exclusive Technical Consultancy and Services Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Equity Pledge Agreement

Under the equity pledge agreement (“Equity Pledge Agreement”) between the shareholders of Beijing Jiucheng (“Shareholders”) and WFOE, 2 shareholders of Beijing Jiucheng pledged all of their equity interests in Beijing Jiucheng to WFOE to guarantee the secured indebtedness caused by failure of performance of Beijing Jiucheng’s and its shareholders’ obligations under the Exclusive Technical Consultancy and Services Agreement. Shareholders agree that during the terms of Equity Pledge Agreement, without the prior written consent of Jiucheng Consulting (the pledgee), Shareholders shall not transfer or seek to transfer the equity Interests, nor shall they establish or permit to be established any liens, pledges, mortgages, claims or other guarantee rights, or restrictions in favor of any third party, that may affect the rights and interests of WFOE. WFOE is entitled to collect all dividends declared and paid arising out of the pledged equity interests. During the term of the Pledge Agreement, the pledged equity interests cannot be transferred without Beijing Jiucheng’s prior written consent. The Shareholders of Beijing Jiucheng also agreed that upon occurrence of any event of default, WFOE is entitled to exercise the right of pledge, meaning the priority right entitled by WFOE to claim the consulting and services fees, which WFOE is entitled to under the Consulting Service Agreement from funds obtained through conversion, auction or sale of the pledged equity interests. The Shareholders of Beijing Jiucheng further agreed not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.

The Equity Pledge Agreement shall be effective until all obligations under the Consulting Service Agreements have been performed by Beijing Jiucheng or when the Consulting Service Agreement is terminated.

The foregoing description of the Equity Pledge Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Pledge Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Exclusive Call Option Agreement

Pursuant to the Exclusive Call Option Agreement, each shareholder of Bejing Jiucheng has irrevocably granted Ruixiang Technology Group Limited (“Ruixiang”) an exclusive option to purchase, or have its designated person or persons to purchase, at its discretion, to the extent permitted under PRC Law, all or part of the equity interests in Beijing Jiucheng. When Ruixiang exercises the aforesaid call option, Ruixiang shall send to shareholders of Beijing Jiucheng a Notice of Equity Purchase and such Notice shall contain the following matters: (a) the decision of Ruixiang to exercise the call option; (b) the number of shares to be purchased by Ruixiang; and (c) purchase date and transfer date of the equity interests.

The Price for the aforesaid equity interests will be agreed in good faith between the parties as soon as reasonably practicable following service of a Notice of Equity Purchase and in any event the price shall be the lowest price permitted by PRC Law.

The Exclusive Call Option Agreement will remain effective for a term of 10 years and may be renewed at WFOE’s discretion for another 10 years.

The foregoing description of the Exclusive Purchase Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Exclusive Purchase Option Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Shareholder Proxy Agreement

Pursuant to the Shareholders’ Proxy Agreement, each shareholder of Beijing Jiucheng has irrevocably appoints WFOE to act as a shareholder of the Company and to exercise all shareholder rights, including, but not limited to, attending shareholder meeting, voting on all matters that require shareholder resolution and any other shareholder rights empowered by article of association of the Company.

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The Shareholder Proxy Agreement shall be continuously valid with respect to each Beijing Jiucheng shareholder from the date of execution of the Power of Attorney, so long as such Beijing Jiucheng shareholder is a shareholder of Beijing Jiucheng. WFOE is entitled to terminate the Power of Attorney unilaterally at its discretion by the written notice to Beijing Jiucheng.

The foregoing description of the Shareholder Proxy Agreement does not purport to be complete and is qualified in its entirety by reference to the Power of Attorney, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Operating Agreement

Pursuant to the Operating Agreement (“Operating Agreement”) entered among WFOE, Beijing Jiucheng, and shareholders of Beijing Jiucheng, whenever Beijing Jiucheng enters into a business contract or agreement with any third party, WFOE shall sign, with such third party upon its request, a written agreement to be the performance guarantor of Beijing Jiucheng by furnishing a guaranty for Beijing Jiucheng’s performance under such contract or agreement in order to ensure the normal operation of Bejing Jiucheng’s business. As counter security, Beijing Jiucheng agrees that it shall mortgage and assign absolutely to WFOE its accounts receivable and all of its assets.

Beijing Jiucheng and its shareholders also irrevocably undertakes to and covenants with WFOE that the Company, without the prior written consent of WFOE or its designee, shall not engage in any transaction that may materially and adversely affect the assets, obligations, rights, and operations of the Company.

Beijing Jiucheng and its shareholders agree to accept company policies and instructions provided by WFOE from time to time concerning the employment and termination of working staff, daily operations and management, and financial management systems and other similar policies relating to Beijing Jiucheng

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Beijing Jiucheng and its shareholders shall also appoint and, if requested by WFOE, remove the persons designated by WFOE to be the directors of the Company, and senior management personnel employed by, and as designated by, WFOE to be the general manager, chief financial officer and other senior management personnel of the Company. If the directors or senior management personnel designated by WFOE as aforesaid cease to be employed or engaged by Beijing Jiucheng, regardless of whether they resign or are dismissed by WFOE, such persons shall lose the qualification of being in charge of any post of the Company. Under such circumstances, Beijing Jiucheng and its shareholders shall appoint other senior management personnel designated by WFOE to assume such posts.

Beijing Jiucheng and its shareholders, agree and confirm that, if Beijing Jiucheng is in need of any other guaranty for its performance or security for borrowing to finance its working capital, it shall first seek guaranty or security from WFOE. Under such circumstances, WFOE is entitled to decide whether to furnish proper guaranty or security for Beijing Jiucheng based on its own judgment. If WFOE decides not to furnish such guaranty or security for Beijing Jiucheng, it shall notify Beijing Jiucheng in writing in time, and thereafter, Beijing Jiucheng can seek guaranty or security from any Third Party.

This Operating Agreement is valid for a term of 10 years unless terminated earlier by WFOE with a 30-day written notice, provided that WFOE can extend the agreement before its expiration.

In the opinion of our PRC counsel, Beijing Dentons Law Offices, LLP (Shenzhen), these contractual arrangements are valid, binding and enforceable under current PRC laws. There are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations, and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC counsel.

The foregoing description of the Power of Attorney does not purport to be complete and is qualified in its entirety by reference to the Power of Attorney, a copy of which is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

Our authorized capital stock currently consists of 75,000,000 shares of Common Stock, par value $0.0001. Our Common Stock is quoted on the OTC Pink Markets (Pink) under the symbol “SRTN.”

Our principal executive office is located at G2 Tianyangyunhe, No. 56, Jianguo Road, Chaoyang District, Beijing, China. Our telephone number is (86) (001) 400-004-8181. Our website address is http://www.9caitong.com.

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Our Service

We primarily operate our business through an electronic online financial platform, www.9caitong.com (“website”), which is designed to match investors with SME and individual borrowers in China. We have developed user-friendly mobile applications for borrowers and investors (“mobile apps”, collectively with our website, the “platform”), which enable borrowers and investors alike to access our platform at any time or location that is convenient. We launched our first mobile application in April, 2016.

Our online platform only offers secured loan, particularly loan secured by vehicles owned by borrowers. Unlike most other Peer-to-Peer (“P2P”) lending companies which provide unsecured loans supported only by the borrower’s creditworthiness, our online platform offers secured auto equity loans and is only accessible to borrowers who can pledge their own automobiles as collaterals.

Historically, we employed a business model where the borrower does not directly sign the loan and loan contract. Instead, the borrower signs a loan contract with a third-party individual called personal loan provider. Personal loan provider lends the money to the borrower, and then transfer the debt to the investors via an intermediary. Under this business model, we provided intermediary platform to a personal loan provider, personal loan borrowers and investors and charges fees for our services. In light of the recent development of the PRC regulations regarding P2P companies, we ceased to operate under this creditor transfer model in April 2016.

We currently adopt the entrusted loan structure as we believe this particular business model is effective and safe for both borrowers and investors.

The following diagram illustrates our current business model

"Jiucaitong"
www.9caitong.com
Providing Platform
Providing Platform
Pay Transaction Fees and Pledge Collateral
Borrowers
(Vehicle Owners)
Electronic Loan Contract
Investors
Borrow
Lend
Monthly Repayment
Monthly Return
Custodian Bank
(Yibin Commercial Bank)

Our Online Platform

Our online platform “Jiucaitong” captures significant opportunities presented by a financial system that leaves many creditworthy individuals and SMEs underserved. We match qualified borrowers who have completed profiles that are available on the platform with investors. Once an investor decides to proceed with a specific loan, and the borrower accepts the terms of the loan, our system automatically generates electronic loan contracts for execution. When the closing conditions are satisfied, our system directs the investors to the third party payment platform to consummate the loan. The loan is deposited to a third-party custodian bank “Yibin Commercial Bank” (“Custodian Bank”). The Custodian Bank provides the loan to qualified borrower according to the terms of the loan contract. Borrowers provide monthly repayments to the Custodian Bank, while the Custodian Bank directs monthly return to investors. The loans we facilitate are usually short term loans that range from one month to twelve months with interest rates ranging from 6% to 10% per annum.

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Loan Transaction Process

We provide a streamlined application process combining both online and offline features. To borrowers and investors alike, we have designed the process to appear simple, seamless and efficient, utilizing sophisticated, proprietary technology to make it possible. The entire process, from posting the loan application on our platform to disbursement of funds, takes no longer than 20 days but, more typically, only one to three days. Although we do allow a borrower to have multiple outstanding loans on our platform, as a safety measure to prevent loan default, each vehicle a borrower owns can only secure one loan. Using one vehicle as collateral for multiple loans is strictly prohibited. This restriction on lending prevents a borrower from borrowing a new loan to pay off the old loan resulting in an increase in the borrower’s total debt. The platform monitors and review borrowers, therefore preventing a “roll over” of loans.

Set forth below is a description of the steps in our online loan transaction.

Step 1: Online Application Submission

Our borrower application process begins with the submission of a loan application by a prospective borrower. Borrowers can apply through either our website or mobile applications. As part of our online application process, the prospective borrower is asked to provide various personal background information. The specific personal information required will depend upon the borrower’s desired loan product, but typically include PRC identity card information, employer information, bank account information, credit card information and a credit report from the People’s Bank of China (“PBOC”). Given that we almost exclusively provide secured loans with vehicles as collaterals, namely auto equity loan, we also require prospective borrowers to provide documentation specifically related to the vehicles they intend to use as collaterals (“Vehicle-Related Documents”). Vehicle-Related Documents typically include motor-vehicle registration certificate, vehicle license of PRC, and certificate of title for a vehicle and etc.

New investors can register an account with our online platform in which they input their PRC identity card information and bank account information. We employ a system whereby Yibin Commercial Bank is in charge of the investor custody accounts.

Step 2: On-Site Inspection and In-Person Interview

Once we receive a prospective borrower’s application, we then proceed to schedule an on-site inspection of such borrower’s collateral. Our in-house collateral specialist conducts a full aspect of inspection regarding a vehicle’s purchase date, mileage, whether it has been in a serious accident, whether the borrower has a good title to the vehicle and etc. We have the right to deny a borrower’s application right after inspection if any serious problem is identified in connection with the vehicle purported to be used as collateral.

Once the 1 to 3 days on-site inspection completed, our risk management manager then requests a prospective borrower to come to our office for an in-person interview. This is an opportunity for our risk management team to have an in-depth examination of the information supplied by a prospective borrower. During the in-person interview, our risk management manager typically evaluates the following issues regarding a prospective borrower:

confirm the loan amount, term and purpose of the loan;

confirm the source of repayment and the prospective borrower’s ability to repay;

confirm the ownership of the collateral;

investigate whether the prospective borrower has other debt obligations;

Based on the evaluation, our risk management manager may choose to allow a prospective borrower to pass the interview, request a prospective borrower to provide more evidence in support of his/her loan application, or deny the loan application altogether. Risk management manager is responsible for preparing an inspection report after on-site inspection and in-person interview.

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Step 3: Verification

After a prospective borrower passes on-site inspection and in-person interview, all information contained in the submitted loan application and inspection report are cataloged and categorized based on the type such as identity information, personal credit information, vehicle-related information and etc. Additional data from several internal and external sources is then matched with the different types of information contained in an application, including but not limited to the following:

Internal

historical credit data accumulated through our online platform; and

behavioral data that we glean from an applicant’s behavior as they apply to us for loans, such as the self-reported use of proceeds or use of multiple devices to access our platform;

External

credit database maintained by our risk management department;

personal identity information maintained by an organization operated under the Ministry of Public Security;

personal credit information maintained by an organization operated under PBOC;

vehicle valuation report issued by reputable auto appraiser;

lien search report from local Motor Vehicle Administration;

online data from internet or wireless service providers, including social network information;

credit card statement data authorized by applicants; and

fraud list and database.

This data is gathered for the purpose of verifying an applicant’s identity and financial status, for possible fraud detection and for assessment and determination of creditworthiness.

Step 4: Anti-Fraud, Credit Assessment and Determination

Once an application has been verified, we then begin the process of screening applicants. For the purpose of efficiently screening applicants, we review the basic information regarding a prospective borrower that has been submitted with the application and gathered by us from available sources. We currently permit borrowers to hold multiple loans on our platform, but each vehicle a borrower owns can only secure one loan. A borrower is strictly prohibited from using the same vehicle to secure loans from multiple lending platforms. Because motor vehicles are heavily regulated by Motor Vehicle Administration in China, we can effectively determine whether a borrower has used his/her vehicle to obtain loans through other consumer finance marketplaces. Once complete, an initial check is performed using our anti-fraud system, and the prospective borrower’s loan application either proceeds to the next phase of the application process or the prospective borrower is notified of the decision to deny the application.

Following initial qualification, we will assign a credit rating to the perspective borrower based on his credit history, business activities being undertaken, assets and other criteria. Our credit scoring system utilizes our own scoring criteria, and is routinely monitored, tested, updated and validated by our risk management team. Following the generation of the credit ratings, we make a determination as to whether the prospective borrower is qualified. Unqualified borrowers are notified of the decision to deny their applications for failing to meet minimum requirements.

Step 5: Approval, Listing and Funding

Once the loan application is approved, a loan agreement is generated online for the prospective borrower’s review and approval. This loan agreement is between the borrower, the investors who fund the borrower’s loan and our platform. Upon acceptance of the loan agreement, the loan is then listed on our online platform for investors to view. Once a loan is listed on our online platform, investors may then subscribe to the loan using our self-directed investing tools. Due to recent development in PRC regulations on illegal fund raising, we act as a platform for borrowers and investors and are not a party to the loans facilitated through our platform. In addition, we do not directly receive any funds from investors in our own accounts as funds loaned through our platform are deposited into and settled by a third-party bank Yibin Commercial Bank., a qualified banking financial institution, as our funding depository service provider. Yibin Commercial Bank is in charge of disbursing and repaying loans. Both the investor and the borrower open accounts with Yibin Commercial Bank and authorize Yibin Commercial Bank to manage their accounts. The investor funds the loan amount in his/her account with Yibin Commercial Bank, which disburses loan amount to the borrower net of our service fees, which is remitted to us.

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When the borrower repays the loan to Yibin Commercial Bank, they deposit the loan repayment management fee along with the principal loan amount and interest. Yibin Commercial Bank then disburses the principal loan amount and interest back to the investor and remits the repayment management fee to us.

Currently, investors are not charged for deposits made to their accounts in Yibin Commercial Bank. However, borrowers are charged for a processing fee by Yibin Commercial Bank in the amount of 0.15% per month (with a minimum of RMB2) of the loan amount when the funds are deposited into the borrower’s Yibin Commercial Bank account. When borrowers and investors withdraw money from their Yibin Commercial Bank accounts, they pay a processing fee ranging between RMB 2 to RMB 8. Our liquidity management system is designed to ensure the fast and effective matching of borrowers’ loan applications and investors’ investment demand through the use of a detailed demand forecasting model and real time monitoring. Once a loan is fully subscribed, funds are then drawn from a custody account and disbursed to the borrower.

Step 6: Post-Funding Supervisory

After the loan is provided to the borrower, Yibin Commercial Bank will monitor the borrower’s performance and will provide the platform with the feedback on the borrower’s credit condition, contract performance and debt repayment capabilities. In the event of any material development resulting in a negative turn in a borrower’s financial standing and potential ability to repay its loan, our risk management team will take the proper action to avert or minimize the risk of non-payment. One week before the loan is due, the risk control department informs Yibin Commercial Bank if any and the borrower and supervise the repayment of the loan.

Step 7: Collections

Our online platform is well equipped to constantly monitor and track payment activity. With most advanced built-in payment tracking functionality and automated missed payment notifications, the online platform enables us to monitor the performance of outstanding loans on a daily basis. As part of risk management procedure, we also provide service to the investors and assist the investors in collection of any outstanding debts in connection with the loan facilitated on our platform.

In the event of a non- or partial repayment of a loan by the borrower, we reserve the right to start vehicle repossession process to reduce or eliminate the outstanding debt.

We may also assist investors with the sale or auction of collateral or directly initiate actions to recover payment from the borrower.

 Fees

For our major services of matching investors and borrowers through our online platform, we typically charge borrowers a loan facilitation process and matching services fee between 1% to 1.5% per month of the loan amount facilitated by us, depending on, among other things, the duration of the loan. The loan facilitation process and matching services fee is payable when the borrowers receive the loans in their accounts with Yibin Commercial Bank, which will separate the loan facilitation process and matching services fee from the loan amount and send it to our account. Additionally we charge a separate fee from borrowers for each loan repayment facilitated by us, which is based on an agreed upon percentage around 0.5% per month on the borrowing times the duration of the loan. The loan repayment management fee is payable when the borrower repays its loan. In addition to the loan amount, they would have to deposit the repayment management fee to their accounts with Yibin Commercial Bank, which will send the loan repayment to the investors’ accounts and repayment management fee to our account. Currently, we do not charge any service fees to our investors.

Risk Management Service

Although financial risk management industry is still in its infancy in China, we are confident that our risk management capabilities give us an edge in attracting capitals to our online platform by consistently offering investors assurance that they are investing in high quality loans through a sustainable and secure channel.

We minimize credit risk on behalf of our investors by implementing the following measures:

i.	We evaluate the borrower’s repayment ability by conducting on-site inspection and in-person interviews; a prospective borrower is required to go through multiple round of reviews before his/her loan application is approved;

ii.	We fully utilize third-party tools and services to obtain accurate and objective evaluation of a prospective borrower’s collateral; we allow and encourage our investors to review our collateral evaluation report before they enter into loan contracts;

iii.	We maintain effective communication channel with our custodian bank to closely monitor borrowers’ repayment performance and provide timely updates to our investors to reduce the risks of bad debts.

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Risk management is an inseparable part of the financial services we provide. Our risk management department functions independently, creates detailed risk management policies, loan management rules, and operation guidelines. The risk management department provides an independent expert assessment on the borrowers’ credentials in accordance with our loan policy and resolutely denies the applications of unqualified borrowers.

We always strive to be one step ahead of our peers in terms of technology. Our online platform employs a third-party credit assessment system for our Peer-to-Peer (“P2P”) loan business. The borrower’s actual financial condition and credit history provided by third-party credit assessment agencies greatly assist our evaluation of the borrower’s loan application. The purpose of the risk management in the financial business we engaged in is to minimize the risk of investor’s investment and to protect the safety of the online platform and therefore increase lending activities.

We also implement a popular risk management model that covers the entire loan transaction process. Our risk management department divides risk managements into three stages: pre-lending, during-lending, and post-lending. “Pre-lending stage” emphasizes due diligence, including on-site inspections in order to obtain first-hand materials. “During-lending stage” emphasizes standardized operations and execution of operating procedures according to the contract in order to avoid mistakes. “Post-lending stage” emphasizes notification mechanism and implements all-around debt collection mechanism for post-due debt, including on-site inspection, account review, control of material assets, exposure of delinquent activities, and legal recourse of litigation in order to protect the investor’s rights.

After the loan is provided to the borrower, Yibin Commercial Bank will monitor the borrower’s performance and will provide us with the feedback on the borrower’s credit condition, contract performance and debt repayment capabilities. In the event of any material development resulting in a negative turn in a borrower’s financial standing and potential ability to repay its loan, our management will recommend the proper action to take to minimize the risk of non-payment.

Finally, we also provide assistance to the investors in taking all necessary legal recourse against a defaulted party. As an intermediary between the borrower and the investor, we deem ourselves to be independent from the debtor-creditor relationship and do not believe that we are a proper party to any lawsuits arising from the borrowers’ defaults. However, we may offer necessary assistance to the investors, such as by disclosing the information of the borrowers, provided that such disclosure is permitted under any relevant agreement and pertinent laws.

Since the launch of our online platform, no borrower has defaulted on any loan payments. All investors through the platform have timely received repayment of their investment funds.

Intellectual Property

At the present time, we do not have any patents or trademarks. We do not have any intellectual property. Each of the following intellectual property is registered under and owned by Beijing Jiucheng:

Any unpublished software will lose the copyright after 50th year of the completion.

Copyrights: In China, the term of copyrights related to published software is from the date of the publishing to December 31 of the 50th year of the publishing

Computer Software	Registered Area	Registration Number	Description	Registering Authority	Registration Date
Jiucaitong (Android) V1.2.1	China	2016SR138804	Financial management software	National Copyright Administration of the People’s Republic of China (“NCAC”)	05/26/2016

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Trademarks: In China, the term of a registered trademark is 10 years. The owner can apply extension with the trademark office within six months before or after the expiration. The review process of a trademark application usually takes about one year in China.

Trademarks	Registered Area	Registration Number	Category Description	Registering Authority	Term
	China	16870232	Category 36(1)	Trademark Office of The State Administration For Industry & Commerce of the People’s Republic of China (the “Trademark Office”)	07/28/2016-07/27/2026
	China	16870231	Category 36	The Trademark Office	06/28/2016-06/27/2026
	China	16274829	Category 36	The Trademark Office	11/14/2016-11/13/2026
	China	20149663	Category 35(2)	The Trademark Office	07/28/2017-07/27/2027
	China	20149623 20149573	Category 35 Category 36	The Trademark Office	07/28/2017-07/20/2027 07/28/2017-07/20/2017
	China	20149496	Category 35	The Trademark Office	07/28/2017-07/20/2027
	China	20478024	Category 35	The Trademark Office	Processing, approval pending
	China	20477999 20477946	Category 35 Category 36	The Trademark Office	Processing, approval pending
	China	20477973	Category 35	The Trademark Office	Processing, approval pending
	China	20149756	Category 36	The Trademark Office	Processing, approval pending
	China	26053689 26043067 26043061	Category 9(3) Category 38(4) Category 42(5)	The Trademark Office	Processing, approval pending
	China	26053676 26037368 26033902	Category 9 Category 38 Category 42	The Trademark Office	Processing, approval pending
	China	20478025	Category 36	The Trademark Office	Initial application denied; second round of review pending
	China	20149806	Category 36	The Trademark Office	Initial application denied; second round of review pending

(1)	Category 36 includes insurance; financial services; real estate agency services; building society services; banking; stockbroking; financial services provided via the Internet; issuing of tokens of value in relation to bonus and loyalty schemes; provision of financial information.

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(2)	Category 35 includes advertising; business management; business administration; office functions; organisation, operation and supervision of loyalty and incentive schemes; advertising services provided via the Internet; production of television and radio advertisements; accountancy; auctioneering; trade fairs; opinion polling; data processing; provision of business information; retail services connected with the sale of [list specific goods].

(3)	Category 9 includes data processing equipment; computer storage device; computer; recorded computer operating program; disk; floppy disk; recorded computer operating program; encoded magnetic card; microprocessor; computer software (recorded).

(4)	Category 38 includes telecommunications services; chat room services; portal services; e-mail services; providing user access to the Internet; radio and television broadcasting..

(5)

Category 42 includes computer software design; computer software update; computer hardware design and development consulting; computer software rental; recovery of computer data; computer software design; computer software design; computer software maintenance; computer software system analysis; computer system design; computer program copy; tangible data or files into electronic media; computer software installation; computer program and data conversion (non-tangible conversion); computer software consulting ; network server rental; provide internet search engine.

Domains: In China, the registration of domains can be extended by annual renewal or periodic renewal by paying the annual or periodic registration fee. If renewal registration fee is not paid timely, the domain will become available to the public. Beijing Jiucheng has timely paid annual registration fee for all its domains.

Names	Registration Date	Registering Authority
www.9caitong.com	08/08/2017	China Internet Network Information Center (“CNNIC”)
www.jiuchengjr.com	09/23/2015	CNNIC
www.jczchmt.com	09/23/2015	CNNIC

Our Strategy

We aim at connecting SMEs and individual borrowers with investors so that borrowers can have easy and effective access to affordable financing while at the same time investors earns a safe and acceptable investment returns. To achieve this goal we have implemented the following strategies, each of which we intend to continue to expand.

Develop new consumer financing products and penetrate niche markets

We are constantly developing and promoting new personal consumer financing products to SME and individual borrowers, such as automobile financing and consumer financing. In addition, we will continue our efforts to design and develop diversified financing products to satisfy market demand.

Our online platform also allows investors to diversify their wealth management strategies by providing easy access to various lending opportunities that can be designed with flexible terms.

Strengthen and enhance our position in the auto equity loan market

We are one of the few P2P companies specializing in providing auto equity loan services. As auto equity loan gradually gains popularity in China and has been favored by both borrowers and investors alike, we plan to continue to make significant investment in optimizing our services to increase loan activities on our online platform and establish a leading position in this niche market.

Further enhance our risk management capabilities

As loan volume in our online platform continue to grow and auto and consumer financing products expand, we have implemented protocols to enhance our risk management capabilities. As for individual borrowers, we have improved the risk management model for individual credit control so that risk management testing will be more effective and reasonable. For SME borrowers, besides the due diligence process that our cooperative partners undertake, we have enhanced the onsite due diligence process and appoint a risk management team.

In addition, we have upgraded our bad debt monitoring system by enhancing our cooperation with other third party credit investigators to obtain more accurate information about the credit history of the borrowers so we can make reasonable and accurate assessments of borrower applications to reduce and avoid bad debts.

Continue to invest in our technology platform

We have made significant investments in our proprietary technologies in the areas of data collection and processing algorithms to increase the precision, speed and scale at which we match the demand and supply of loans. Enhanced data analytics improves our conversion of online leads into successful borrowers and investors. With the further application of big data, we can acquire members of our target borrower and investor groups in a more focused and cost efficient way. Furthermore, we will continue to leverage technology to further automate our processes and improve the safety and efficiency of matching the loans with investors. At the same time, we will also benefit from the operating leverage associated with our scalable platform as our loan volume increases. We believe these investments will facilitate the long-term growth of our platform.

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Increase our merger and acquisition activities to enhance our competitive advantage in the financing technology ecosystem and to improve the efficiency of our products and services

We will continue expanding strategic relationships with internet financing companies, internet companies, technology companies and financing companies, by mergers and acquisitions to enhance our competitive advantage in the financing technology ecosystem and to improve the efficiency of our products and services.

Various Product and Service Offerings

As part of our long term plan, we are crafting a financial ecosystem for SME customers who find difficult to finance their businesses in China’s current financial system. We seek to expand our intermediary services,  both online and offline, to meet the demands of various customers. We will continue to devise customized product and service offerings to meet customer demands and expand the scale and scope of our operations.

Enhance brand awareness

We believe that enhancing awareness of “jiucaitong” brand is important to achieve our business objectives. We intend to continue to promote and increase recognition of our brand through a variety of marketing and promotional campaigns. These may include marketing agreements with companies that have a significant online presence and advertising through internet media, such as weibo and wechat. We may also use leading websites and other media such as affiliate programs, banner advertisements and keyword searches. In addition, we believe that by constantly delivering top notch P2P lending consumer experience, we promote greater brand awareness through word of mouth.

Governmental Regulation

We are subject to Chinese state and local laws and regulations applied to businesses in general. We believe that we comply with the requirements in China for any licenses or approvals to pursue our proposed business plan. In locations where we operate, the applicable laws and regulations are subject to amendment or interpretation by regulatory authorities. Generally, such authorities are vested with relatively broad discretion to grant, renew and revoke licensee and approvals, and to implement regulations. Possible sanctions which may be imposed include the suspension of individual employees, limitations on engaging in a particular business for specific periods of time, revocation of licenses, censures, redress to customers and fines. We believe that we are in conformity with all applicable laws in all relevant jurisdictions.

Below is a summary of the most significant rules and regulations that affect our business activities in China:

As an online financial platform matching investors with individual borrowers, we are regulated by various government authorities, including, among others:

●       the Ministry of Industry and Information Technology, or the MIIT, regulating the telecommunications and telecommunications-related activities, including, but not limited to, the internet information services and other value-added telecommunication services;

●       the People’s Bank of China, or the PBOC, as the central bank of China, regulating the formation and implementation of monetary policy, issuing the currency, supervising the commercial banks and assisting the administration of the financing;

●       China Banking Regulatory Commission, or the CBRC, regulating financial institutions and promulgating the regulations related to the administration of financial institutions.

●       the Ministry of Public Security, taking the lead in security supervision of the internet services of internet lending information intermediaries, and penalizing violations of laws and regulations on network security, and cracking down on financial crimes and relevant crimes involved in internet lending.

●       the State Internet Information Office, supervising financial information services and the content of internet information.

Regulation on P2P Companies

In July 2015, ten PRC central government ministries and regulators, including the PBOC, the CBRC, the Ministry of Finance, the Ministry of Public Security and the Cyberspace Administration of China, together released the Guidelines to Promote the Healthy Growth of Internet Finance (the “Guidelines”), which identified the CBRC as the supervisory regulator for the online lending industry. According to the Guidelines, online marketplace lending platforms shall only serve as intermediaries to provide information services to borrowers and investors, and shall not provide credit enhancement services or illegally conduct fundraising. The Guidelines also outlined certain regulatory propositions, which would require Internet finance companies, including marketplace lending platforms, to (i) complete website registration procedures with the administrative departments overseeing telecommunications; (ii) use banking financial institutions’ depository accounts to hold lending capital, and engage an independent auditor to audit such accounts and publish audit results to customers; (iii) improve the disclosure of operational and financial information, provide sufficient risk disclosure, and set up thresholds for qualified investors to provide better protections to investors; (iv) enhance online security management to protect customers’ personal and transactional information; and (v) take measures against anti-money laundering and other financial crimes.

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In August 2016, the CBRC, the MIIT, the Ministry of Public Security and the State Internet Information Office jointly promulgated the Interim Measures. Apart from what had already been emphasized in the Guidelines and other previously released guidance, the Interim Measures include (i) general principles; (ii) filing administration; (iii) business rules and risk management guidelines; (iv) protection measures for investors and borrowers; (v) rules on information disclosure; (vi) supervision and administrative mechanisms; and (vii) legal liabilities.

Under the general principles and filing administration sections, the Interim Measures provide that online lending intermediaries shall not engage in credit enhancement services, direct or indirect cash concentration or illegal fundraising. The sections also stipulate a supervisory system and list the administrative responsibilities of different supervisory authorities, including the CBRC and its local counterpart and local financial regulators. Furthermore, these sections require online lending intermediaries to file with the local financial regulators, to apply for value-added telecommunications business licenses thereafter in accordance with the provisions of the relevant telecommunications authorities and to include serving as an Internet lending information intermediary in its business scope.

Under the business rules and risk management guidelines section, the Interim Measures stipulate that online lending intermediaries shall not engage in or be commissioned to engage in thirteen prohibited activities, including: (i) directly or indirectly financing its own projects; (ii) directly or indirectly receiving or collecting lenders’ funds; (iii) directly or indirectly offering guarantees to lenders or guaranteeing principal and interest payments; (iv) commissioning or authorizing a third party to advertise or promote financing projects at any physical locations other than through electronic channels such as the Internet and mobile phones; (v) providing loans (unless otherwise permitted by laws and regulations); (vi) dividing the term of financing projects; (vii) offering its own wealth management products or other financial products to raise funds or act as a proxy in the selling of banks’ wealth management products, brokers’ asset management products, funds, insurance or trust products; (viii) providing services similar to asset-based securitization services or conducting credit assignment activities in the form of asset packaging, asset securitization, asset trusts or fund shares; (ix) mixing with, bundling with or acting as a proxy in relation to investment, sales agent and brokerage services of other businesses (unless permitted by laws and regulations); (x) fabricating or exaggerating the authenticity or earnings outlook of a financing project, concealing its flaws and risks, falsely advertising or promoting a project with intentional ambiguity or other deceptive means, or spreading false or incomplete information to damage the commercial reputation of others, or to mislead lenders or borrowers; (xi) providing intermediary services for loans used to invest in high-risk financing projects such as stocks, over-the-counter margin financing, futures contracts, structured products and other derivatives; (xii) operating equity-based crowd-funding; and (xiii) other activities prohibited by laws and regulations. The Interim Measures, under the business rules and risk management section, also stipulate specific obligations or business principles of online lending intermediaries, including but not limited to online dispute resolution services, examination and verification functions, anti-fraud measures, risk education and training, information reporting, anti-money laundering, anti-terrorist financing, systems, facilities and technologies, service fees, electronic signatures and loan management. In addition, the Interim Measures stipulate that online lending intermediaries shall not operate businesses other than risk management and necessary business processes such as information collection and confirmation, post-loan tracking and pledge management in accordance with online-lending regulations, via offline physical locations. Furthermore, the Interim Measures provide that online lending intermediaries shall, based on their risk management capabilities, set upper limits on the loan balance of a single borrower borrowing both from one online lending intermediary and from all online lending intermediaries. In the case of natural persons, this limit shall not be more than RMB200,000 (approximately $29,397) for one online lending intermediary and not more than RMB1 million (approximately $146,985) in total from all platforms, while the limit for a legal person or organization shall not be more than RMB1 million (approximately $146,985) for one online lending intermediary and not more than RMB5 million (approximately $734,927) in total from all platforms.

In accordance with the Guidelines and the Interim Measures, the CBRC, MIIT, and Administration for Industry and Commerce jointly issued The Guidelines for Record Filing on the Administration of Online Lending Information Intermediary Institution, which become effective on December 28, 2016. The Record Filing Guidelines further clarifies the requirement and procedures to online lending intermediaries of conducting filing with local financial regulators.

In accordance with the Guidelines and the Interim Measures, the CBRC issued the Guidelines for the Funds Custodian Business of Online Lending, or the Custodian Guidelines on February 22, 2017. The Custodian Guidelines further clarifies the custodian requirement for the funds of investors and borrowers held by online lending intermediaries.

The Custodian Guidelines specifies that an online lending intermediary may only designate one qualified commercial bank as its fund custodian institution for the funds of lenders and borrowers held by it, and further clarifies detailed requirements and procedures for setting up custody accounts with commercial banks. To the extent that the relevant online lending intermediary and commercial banks are not in full compliance with the Custodian Guidelines, they are required to make correction or rectification within a six-month rectification period specified by the Custodian Guidelines.

In accordance with the Guidelines and the Interim Measures, the CBRC further issued the Guidelines on Information Disclosure of the Business Activities of Online Lending Information Intermediaries, or the Disclosure Guidelines, on August 23, 2017. The Disclosure Guidelines further clarified the disclosure requirements for online lending intermediaries.

Pursuant to the Disclosure Guidelines, online lending intermediaries should disclose certain information on their websites and all other internet channels, including mobile applications, WeChat official accounts or Weibo, including, among others (i) the record-filing and registration information, the organization information, the examination and verification information, and transaction related information, including transactions matched through the online lending intermediary for the previous month, all of which shall be disclosed to the public; (ii) the basic information of the borrowers and the loans, the risk assessment of such loans, and the information of the outstanding transactions matched, all of which shall be disclosed to the investors; and (iii) any event that would result in a material adverse effect to the operations of online lending information providers, which shall be disclosed to the public within 48 hours upon occurrence.

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The Disclosure Guidelines also require online lending intermediary to record all the disclosed information and retain such information for no less than five years from the date of the disclosure. To the extent that the relevant online lending intermediary are not in full compliance with the Disclosure Guidelines, they are required to make correction or rectification within a six-month rectification period starting from the date the Disclosure Guidelines was issued.

In accordance with the Provisions on Several Issues Concerning Laws Applicable to Trials of Private Lending Cases issued by the Supreme People’s Court on August 6, 2015, or the Private Lending Judicial Interpretations, which came into effect on September 1, 2015, in the event that loans are made through an online lending information intermediary platform and the platform only provides intermediary services, courts shall dismiss any claim concerned against the platform demanding the repayment of loans by the platform as a guarantor.

The Private Lending Judicial Interpretations also provide that agreements between lenders and borrowers on loans with interest rates below 24% per annum are valid and enforceable. As to the loans with interest rates per annum between 24% (exclusive) and 36% (inclusive), if the interest on the loans has already been paid to the lender, and so long as such payment has not damaged the interest of the state, the community and any third parties, the courts will turn down the borrower’s request to demand the return of the excess interest payment. If the annual interest rate of a private loan is higher than 36%, the agreement on the excess part of the interest is invalid, and if the borrower requests the lender to return the part of interest exceeding 36% of the annual interest that has been paid, the courts will support such requests.

In addition, on August 4, 2017, the Supreme People’s Court issued the Circular of Several Suggestions on Further Strengthening the Judicial Practice Regarding Financial Cases, or Circular 22, which provides, among others, that (i) the claim of the borrower under a financial loan agreement to adjust or cut down the part of interest exceeding 24% per annum on the basis that the aggregate amount of interest, compound interest, default interest, liquidated damages and other fees collectively claimed by the lender is overly high shall be supported by the PRC courts; and (ii) in the context of Internet finance disputes, if the online lending information intermediary platforms and the lender circumvent the upper limit of the judicially protected interest rate by charging intermediary fee, it shall be determined as invalid.

Competitive Strengths

●       Strong and well developed risk management structure

We are highly selective with our cooperative partners and have self-developed a comprehensive risk management model and threshold system for such selection. We have a “multi-filter” system for the assessment of a loan application, which means a loan application needs to go through several rounds of review before it is approved. For SME borrowers, besides the due diligence investigation by cooperative partners, we have a system that includes onsite investigation and due diligence on SMEs by a selected risk management team. For individual borrowers, we implement a personal credit model for assessment. We also cooperate with third party credit investigators to evaluate the credit history of borrowers.

●       Special Focus on providing secured auto equity loan

Our auto equity loan has been proved to be secured and convenient for both our borrowers and investors. Unlike other types of financing, auto equity loans doesn’t have a complicated or lengthy approval process. Since borrowers are offering a form of collateral, car loans are relatively easy to qualify for, even if borrowers do not have the best credit scores. Auto equity loan is an excellent option for borrowers who need their money immediately and investors who prefer loans to be secured. Finally, because the investors place a lien on the car’s title but doesn’t keep the vehicle themselves, borrowers can continue to use the vehicle while making payments on the loan. A borrower will lose the use of the vehicle only if such borrower defaults on the loan and investor repossesses it. Auto equity loan has only begun to gain popularity recently in China. We are one of the few P2P lending companies that almost exclusively operate in the auto equity loan market and have already developed a solid reputation.

●       Robust Technology Platform

Our technology platform set up a firm foundation for our online lending business to thrive. It enables us to connect investors and individual borrowers in a fast and effective manner and to efficiently deliver services to them. Our platform monitors and administrates the entire loan transaction process, including application, verification, offline anti-fraud investigation, credit assessment, approval, listing, funding, after-funding servicing and collections, and provides a flexible, cost-efficient and time-saving mechanism for matching borrowers and investors as it compared to traditional banking institutions. Our technology platform also facilitates our user-friendly mobile applications, which allow our users to invest and borrow according to their own schedules. In addition, we have adopted robust security measures and policies to protect our customer information and proprietary data, and have deployed multiple layers of redundancy to ensure the reliability of our platform.

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Competition

The Chinese online consumer finance marketplace industry in which we operate is highly competitive. With respect to borrowers, we compete with other consumer lending marketplaces. According to Oliver Wyman, while there are over 1,700 other consumer lending marketplaces in China, we believe we do not directly compete with those marketplaces offering small-sized loans (defined as loans of RMB3,000 (US$442.5) to RMB20,000 (US$2,950.2)) and large-sized loans (defined as loans exceeding RMB140,000 (US$20,651.1)). Unlike these other marketplaces, we target the emerging middle class consumers seeking medium-sized loans ranging from RMB20,000 (US$2,950.2) to RMB140,000 (US$20,651.1). Among similar consumer lending marketplaces offering medium-sized loans, we believe we compete with Hexindai, Yixin, Xinerdai, Yirendai, Iqianjin and Niwodai.

We do not compete with traditional financial institutions, including banks, credit card issuers and consumer finance companies. We believe our credit assessment technology has enabled us to analyze alternative sources of data and operate more efficiently than traditional financial institutions. In addition, unlike traditional banking and lending institutions, we are not constrained by strict regulatory limits on pricing and loan deposits, subject to compliance with all applicable laws and regulations.

With respect to investors, we primarily compete with other micro-lending investment product providers, wealth management centers and traditional banks in China.

Employees

As of November 13, 2017, the Company has 59 full time employees. WFOE and Beijing Jiucheng have executed employment contracts with all of their employees in accordance with PRC Labor Law and Labor Contract Law. These contracts comply with PRC law. The Company believes its relationship with its employees is satisfactory.

Description of Properties

Our headquarters are located in Beijing. We have leased an aggregate of approximately 719.45 square meters of office space for our headquarters in Beijing as of November 13, 2017.

WHERE YOU CAN FIND MORE INFORMATION

The registrant is subject to the requirements of the Exchange Act, and files reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at its Public Reference Room, located at 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC also maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

RISK FACTORS

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, we are not required to provide information required by this Item.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains certain statements that may be deemed “forward-looking statements” within the meaning of United States of America securities laws.  All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate and similar expressions or future conditional verbs such as will, should, would, could or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

These statements include, without limitation, statements about our anticipated expenditures, including those related to general and administrative expenses; the potential size of the market for our services, future development and/or expansion of our services in our markets, our ability to generate revenues, our ability to obtain regulatory clearance and expectations as to our future financial performance. Our actual results will likely differ, perhaps materially, from those anticipated in these forward-looking statements as a result of various factors, including: our need and ability to raise additional cash. The forward-looking statements included in this report are subject to a number of additional material risks and uncertainties, including but not limited to the risks described in our filings with the Securities and Exchange Commission.

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and the related notes to those statements included in this filing. In addition to historical financial information, this discussion may contain forward-looking statements reflecting our current plans, estimates, beliefs and expectations that involve risks and uncertainties. As a result of many important factors, particularly those set forth under “Special Note Regarding Forward-Looking Statements”, our actual results and the timing of events may differ materially from those anticipated in these forward-looking statements.

Overview

I JIU JIU Limited is a business company formed under the laws of British Virgin Islands (“BVI”) on April 12, 2017 (“I JIU JIU”) as a holding company for Ruixiang Technology Group, Co. Ltd., a Hong Kong company (“Ruixiang”), which in turn owns 100% of the issued and outstanding equity interests in Beijing Jiucheng IT Consulting Enterprise Co. Ltd, a People’s Republic of China company (“Jiucheng Consulting” or “WFOE”). Jiucheng Consulting contractually controlled and managed an operating company, Beijing Jiucheng Asset Management Co., Ltd., a People’s Republic of China company (“Beijing Jiucheng”), which operates an electronic online financial platform, www.9caitong.com. This online platform is designed to match investors with small and medium-sized enterprises (“SMEs”) and individual borrowers in China.

Until November 10, 2017, I JIU JIU conducted its business solely through Beijing Jiucheng, its variable interest entity. Pursuant to the recently completed Share Exchange, I JIU JIU became a wholly-owned subsidiary of Spirit International, Inc. (“SRTN”) with SRTN adopting I JIU JIU and its consolidated subsidiaries and variable interest entity’s business going forward and reporting I JIU JIU’s historical consolidated financial statements on future SEC filings as those of the continuing company. Therefore, we refer to I JIU JIU and its consolidated subsidiaries and variable interest entity collectively as the “Company”, “we”, “us” and “our”.

The Company generates revenue via Beijing Jiucheng from its services that facilitates matching lenders, who we refer to as investors, with individual and SME borrowers. We typically charge borrowers a loan facilitation and matching services fee between 1% and 1.5% per month of the loan amount, depending on the duration of the loan, for each effected loan facilitated by us. Additionally we charge a separate fee from borrowers for each loan repayment facilitated by us, which is based on an agreed upon percentage around 0.5% per month on the borrowing times the duration of the loan.

Critical Accounting Policies

Basis of Presentation

The financial statements of Beijing Jiucheng have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. Beijing Jiucheng’s financial statements are expressed in U.S. dollars.

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Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant estimates during the years ended December 31, 2016 and 2015 include the useful life of property and equipment, assumptions used in assessing impairment of long-term assets, valuation of deferred tax assets and accruals for taxes due.

Financial Instrument

The carrying amount reported in the balance sheet for cash, other receivables, accrued liabilities and other payables approximate fair value because of the immediate or short-term maturity of these financial instruments.

Cash and Cash Equivalents

Beijing Jiucheng considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Beijing Jiucheng maintains with various financial institutions in the PRC. At December 31, 2016 and 2015, cash balances held in PRC banks are uninsured. Beijing Jiucheng has not experienced any losses in bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains or losses on dispositions of property and equipment are included in operating income (loss). Major additions, renewals and improvements are capitalized, while maintenance and repairs are expensed as incurred.

Depreciation and amortization are provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows, taking into account the assets’ estimated residual value:

Classification	Estimated useful life
Computer and office equipment	3 years
Furniture	3 years
Vehicles	3 years

Revenue Recognition

Beijing Jiucheng provides intermediary services to Xiangbin Meng, the personal loan provider, the personal loan borrowers and the financial products investors. Beijing Jiucheng charges fees for the intermediary services to the personal loan borrowers.

The revenue process starts when an individual who has financing needs submits the loan application to Beijing Hengjiu Investment Management Co., Ltd. (“Hengjiu”). Hengjiu, along with its sub-contractor, Zhongcheng Zhengxin (Beijing) Co., Ltd. (“Zhongcheng Zhengxin”), provide financial consulting services such as loan origination criteria checkup, risk assessment, and assessment/evaluation of vehicle collateral. Hengjiu is a related party which was 75% owned by Jiuyuan and 25% owned by Xiangbin Meng, Beijing Jiucheng’s Chairman. Zhongcheng Zhengxin is a third party who provides credit assessment services. Upon completion of the background check, Xiangbin Meng (“Meng”), the maker of the loan, enters into the loan agreement with the qualified loan borrowers and initiates the transfer of the cash to the borrowers or borrowers’ agents. The loan usually matures in three months and using borrowers’ vehicle as collateral.

After the borrowers receive the fund transfer, Beijing Jiucheng then packages the debt claims of Meng into corresponding financial products and places in its physical stores or on its on-line platform for sale. Investors of those financial products are able to choose the financial products that meet their needs. Meng transfers his debt upon signing the debt transfer agreement with the financial products investors. The services were originally provided in physical stores in Beijing, Baoding, Hebei province and Weihai, Shandong province. Since April 2016, Beijing Jiucheng started to move majority of the business to its financial advisory on-line platform, Jiucaitong (www.9caitong.com). As less labor was required, in June 2016, Beijing Jiucheng shut down the physical stores in Baoding and Weihai.

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Meng is responsible for making the loans and transfers the funds to the borrowers and collecting the service fees on behalf of all parties involved. Meng collects a portion of the service fees upfront and the rest on a monthly basis over the term of the loan from loan borrowers.

Beijing Jiucheng recognizes revenue, net of value-added taxes in the periods in which the related services are performed, provided that persuasive evidence of an arrangement exists, the amount of the service fee is fixed in the loan agreements, and collectability is reasonably assured. The revenue is recognized when the loan agreements were executed and the funds were transferred to the loan borrowers, based on the predetermined service fee percentage of the total loan principal over the term of the loan. According to the service fee allocation agreement, Beijing Jiucheng is entitled to a service fee of 1% of the loan principal per month before July 1, 2016 and 1.5% per month effective July 1, 2016 and thereafter as Beijing Jiucheng increased the loan management and risk assessment services that were originally done by Beijing Hengjiu since May 2016.

Allowance for Doubtful Accounts

Service fee receivable is recorded and carried at the original invoiced amount less an allowance for any potential uncollectible amounts. Beijing Jiucheng makes estimates for the allowance for doubtful accounts based upon the assessment of various factors, including historical, experience, the age of the accounts receivable balances, credit quality of the loan borrowers, current economic conditions, and other factors that may affect the borrowers’ ability to pay. No allowance has been provided for at December 31, 2016 and 2015 as the service fees have been fully collected from the loan borrowers by Meng on Beijing Jiucheng’s behalf.

Advertising Expense

Beijing Jiucheng expenses advertising costs as they incurred. Total advertising expenses were $102,624 and $217,508 for the years ended December 31, 2016 and 2015, respectively, and have been included as part of selling expenses.

Deferred Rent

Beijing Jiucheng recognizes rent expense on a straight-line basis over the terms of the leases and, accordingly, the difference between cash rent payments and the recognition of rent expense was recorded as a deferred rent liability.  As of December 31, 2016 and 2015, Beijing Jiucheng recorded $0 and $8,680 in deferred rent, respectively.

Value-added Taxes

Pursuant to the PRC tax laws, in case of the financial services provided, generally the value added tax (“VAT”) rate is 3% of the gross sales for small scale VAT payer and 6% of the gross sales for general VAT payer. Small-scale taxpayers, being those without sophisticated business, accounting and auditing systems and whose turnover is below certain thresholds (ranging from RMB 500,000 to RMB 5,000,000 for services which have recently transitioned from Business Tax to VAT). Since March 2016, Beijing Jiucheng’s revenue exceeded RMB 5,000,000 and was considered as general taxpayer. For general VAT payer, VAT on sales is calculated at 6% on revenue from financial services provided. The accrued VAT is recorded as VAT payables in the financial statements. VAT is reported as a deduction to revenue when incurred.

Income Taxes

Beijing Jiucheng is governed by the Income Tax Law of the PRC. Beijing Jiucheng accounts for income taxes using the asset/liability method prescribed by ASC 740, “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. Beijing Jiucheng records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

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Beijing Jiucheng applied the provisions of ASC 740-10-50, “Accounting for Uncertainty in Income Taxes,” which provides clarification related to the process associated with accounting for uncertain tax positions recognized in Beijing Jiucheng’s financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to Beijing Jiucheng’s liability for income taxes. Any such adjustment could be material to Beijing Jiucheng’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of December 31, 2016 and 2015, Beijing Jiucheng had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

Foreign Currency Translation

The functional currency of Beijing Jiucheng’s operations in the PRC is the Chinese Yuan or Renminbi (“RMB”). The financial statements are translated to U.S. dollars using the period end rates of exchange for assets and liabilities, equity is translated at historical exchange rates, and average rates of exchange (for the period) are used for revenues and expenses and cash flows. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income / loss. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

All of Beijing Jiucheng’s revenue transactions are transacted in its functional currency. Beijing Jiucheng does not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of Beijing Jiucheng.

Asset and liability accounts at December 31, 2016 and 2015 were translated at 6.9445 RMB to $1.00 and at 6.4855 RMB to $1.00, respectively, which were the exchange rates on the balance sheet dates. Equity accounts were stated at their historical rates. The average translation rates applied to the statements of operations for the years ended December 31, 2016 and 2015 were 6.6444 RMB and 6.2854 RMB to $1.00, respectively. Cash flows from Beijing Jiucheng’s operations are calculated based upon the local currencies using the average translation rate.

Credit Risk and Concentration

Beijing Jiucheng’s financial instruments that are potentially subject to concentrations of credit risk consist primarily of cash and cash equivalents. The majority of cash equivalents consists of short-term money market funds, which are managed by reputable financial institutions.

Beijing Jiucheng performs ongoing credit evaluations of borrowers, and generally do not require additional collateral except for personal vehicles. No borrowers represented 10% or more of total revenue during the years ended December 31, 2016 and 2015.

Comprehensive Income (Loss)

Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income (loss) but are excluded from net income (loss) as these amounts are recorded directly as an adjustment to stockholders’ equity. Beijing Jiucheng’s other comprehensive income (loss) is comprised of foreign currency translation adjustments.

Fair Value Measurements

Beijing Jiucheng applies the provisions of ASC Subtopic 820-10, ”Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of non-financial items that are recognized or disclosed at fair value in the financial statements.  ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

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Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, Beijing Jiucheng considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

☐	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

☐	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

☐	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of December 31, 2016 and 2015.

Related Parties

A party is considered to be related to Beijing Jiucheng if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with Beijing Jiucheng. Related parties also include principal owners of Beijing Jiucheng, its management, members of the immediate families of principal owners of Beijing Jiucheng and its management and other parties with which Beijing Jiucheng may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent Accounting Pronouncements

Recently issued accounting pronouncements not yet adopted

Revenue Recognition:     In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (ASU 2014-09), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of ASU 2014-09 by one year. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. In March 2016, the FASB issued Accounting Standards Update No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) (ASU 2016-08) which clarifies the implementation guidance on principal versus agent considerations. The guidance includes indicators to assist an entity in determining whether it controls a specified good or service before it is transferred to the customers. The new revenue recognition standard will be effective for us in the first quarter of 2018, with the option to adopt it in the first quarter of 2017. Beijing Jiucheng currently anticipates adopting the new standard effective January 1, 2018. The new standard also permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the modified retrospective method). Beijing Jiucheng is currently assessing the materiality of the impact to the financial statements, and has not yet selected a transition approach.

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Leases: In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes the existing guidance for lease accounting, Leases (Topic 840). ASU 2016-02 requires lessees to recognize leases on their balance sheets, and leaves lessor accounting largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an option to elect to use certain transition relief. Beijing Jiucheng does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

Statement of Cash Flows: In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): The amendments in this Update apply to all entities, including both business entities and not-for-profit entities that are required to present a statement of cash flows under Topic 230. The amendments in this Update provide guidance on the following eight specific cash flow issues. The amendments are an improvement to GAAP because they provide guidance for each of the eight issues, thereby reducing the current and potential future diversity in practice described above. ASU 2016-15 is effective for Beijing Jiucheng for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. Beijing Jiucheng is still evaluating the effect that this guidance will have on Beijing Jiucheng’s consolidated financial statements and related disclosures.

Statement of Cash Flows: In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): “Restricted Cash”(“ASU 2016-18”). ASU 2016-18 requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This update is effective in fiscal years, including interim periods, beginning after December 15, 2017 and early adoption is permitted. The adoption of this guidance will result in the inclusion of the restricted cash balances within the overall cash balance and removal of the changes in restricted cash activity, which are currently recognized in Other financing activities, on the Statements of Consolidated Cash Flows. Furthermore, an additional reconciliation will be required to reconcile Cash and cash equivalents and restricted cash reported within the Consolidated Balance Sheets to sum to the total shown in the Statements of Consolidated Cash Flows. Beijing Jiucheng anticipates adopting this new guidance effective January 1, 2018. Beijing Jiucheng is currently evaluating this guidance and the impact it will have on the Consolidated Financial Statements and disclosures.

Beijing Jiucheng believes that there were no other accounting standards recently issued that had or are expected to have a material impact on our financial position or results of operations.

Results of Operations of Beijing Jiucheng

The following discussion should be read in conjunction with the Financial Statement of Beijing Jiucheng for the years ended December 31, 2016 and 2015 and related notes thereto.

Revenue

We have recognized $1,365,337 and $525,697 revenue for the years ended December 31, 2016 and 2015, respectively. Before April 2016, majority of the revenue transactions were executed in physical stores. Since April 2016, we implemented the Jiucaitong on-line platform which greatly increased the volumes of the transactions. We had a total of 2,249 contracts signed for the year ended December 31, 2016 compared to 1,219 contracts for the year ended December 31, 2015.

Operating Expenses

Selling expenses: Our selling expenses primarily consist of expenses relating to advertising, marketing and promotional trips and other community activities for brand promotion purpose. Selling expenses decreased from $295,598 for the year ended December 31, 2015 to $196,168 for the year ended December 31, 2016. A decrease of $99,430, or 34%, was primarily attributable to the decrease of the advertising expenses. Since we moved majority of our businesses online, we were able to list the financial products we sell and promoting information on the on-line platform. The access to that information was easier than before when majority of the businesses were done in the physical stores for our potential customers.

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General and administrative expenses: Our general and administrative expenses for the years ended December 31, 2016 and 2015 consisted of the following:

				Percentage
	12/31/2016	12/31/2015	Change	Change
Payroll and related benefits	$546,968	$497,448	$49,520	10%
Depreciation	58,129	24,800	33,329	134%
Software service fee	35,043	7,735	27,308	353%
Rent and property management expense	410,552	455,642	(45,090)	-10%
Renovation	-	116,221	(116,221)	-100%
Professional fee	45,151	-	45,151	100%
Other	34,080	77,622	(43,542)	-56%
Total	$1,129,923	$1,179,468	$(49,545)	-4%

●	Payroll and related benefits for the year ended December 31, 2016 increased by $49,520, or 10%, as compared to the year ended December 31, 2015. In April 2016, we moved majority of our businesses to our on-line platform and increased the loan management and risk assessment services, we hired additional employees to expand the risk assessment department.

●	Depreciation expense for the year ended December 31, 2016 increased by $33,329, or 134%, as compared to the year ended December 31, 2015. The increase was primarily attributable to the depreciation of two vehicles purchased on November 31, 2015. We recorded one month of the depreciation expense for the year ended December 31, 2015 as compared to twelve months of the depreciation expense for those two vehicles.

●	Software service fee for the year ended December 31, 2016 increased by $27,308, or 353%, as compared to the year ended December 31, 2015. The increase was primarily attributable to the increase of our on-line business.

●	Rent and property management expense for the year ended December 31, 2016 decreased by $45,090, or 10%, as compared to the year ended December 31, 2015. The majority of the change was attributable to the decrease in rent in Baoding, Hebei and Weihai, Shandong as we closed our stores in 2016.

●	Renovation expense for the year ended December 31, 2016 decreased by $116,221, or 100%, as compared to the year ended December 31, 2015. In early 2015, we renovated our physical store in Weihai in Shandong Province when we moved in. The store was closed in 2016 and we did not incur such expense during the year ended December 31, 2016. We expensed the entire amount in 2015 as the renovation did not extend the life of the property.

●	Professional fee for the year ended December 31, 2016 increased by $45,151, or 100%, as compared to the year ended December 31, 2015. The professional fee mainly consists with legal fees associated with the reverse acquisition. We did not have such expenses in 2015.

●	Other general and administrative expenses for the year ended December 31, 2016 decreased by $43,542, or 56%, as compared to the year ended December 31, 2015. The decrease was primarily attributable to the decrease in travel, seminar, printing, and car insurance expenses.

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Income (loss) from operations

As a result of the factors described above, for the year ended December 31, 2016, income from operations amounted to $39,246, as compared to loss from operations of $949,369 for the year ended December 31, 2015.

Other income (expenses)

Other income: Other income increased from $3,149 for the year ended December 31, 2015 to $44,219 for the year ended December 31, 2016. An increase of $41,070 was primarily attributable to increase of the vehicle leasing income in 2016. On June 30, 2016, Jiucheng Huijin, a related party, and Beijing Jiucheng entered a contract to lease two vehicles from Beijing Jiucheng. The contract started on June 30, 2016 and expired on June 30, 2017. Pursuant to the terms of the contract, Jiucheng Huijin has agreed to pay a monthly rental fee of RMB 25,000 (approximately $3,600).

Other expense: Other expense increased from nil for the year ended December 31, 2015 to $15,035 for the year ended December 31, 2016. In June 2016, we shut down our physical stores in Baoding, Hebei and Weihai, Shandong and incurred an early termination fee in the amount of $15,035. We did not incur such expense in 2015.

Financial service fee: Financial service fee decreased from $21,632 for the year ended December 31, 2015 to nil for the year ended December 31, 2016. We engaged a third-party company to process the repayment to the financial products investors in 2015. The service was brought back in-house in 2016 to cut down costs.

Bank charges: Bank charges decreased from $7,055 for the year ended December 31, 2015 to $5,534 for the year ended December 31, 2016. Bank charges were resulted from the fees charged by banks for cash transfers. The decrease of $1,521 was primarily attributable to the decrease of cash transfer volumes in 2016.

Income tax provision

As a result of accumulated net operating losses incurred that allowable tax deductions are greater than its taxable income, there has been no provision for income taxes from the date of inception. Beijing Jiucheng has provided full valuation allowance for the deferred tax assets at December 31, 2016 and 2015, which arising from the losses incurred since inception.

Net income (loss)

As a result of the factors described above, for the year ended December 31, 2016, net income amounted to $62,896, as compared to loss of $974,907 for the year ended December 31, 2015.

Foreign currency translation loss

The functional currency of our operations in the PRC is the Chinese Yuan or Renminbi (“RMB”). The financial statements are translated to U.S. dollars using the period end rates of exchange for assets and liabilities, equity is translated at historical exchange rates, and average rates of exchange (for the period) are used for revenues and expenses and cash flows. Transaction gains and or losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. As a result of foreign currency translations, which are a noncash adjustment, we reported a foreign currency translation loss of $915,991 for the year ended December 31, 2016, as compared to a foreign currency translation loss of $632,649 for the year ended December 31, 2015. This noncash loss had the effect of increasing our reported comprehensive loss.

Comprehensive loss

As a result of our foreign currency translation loss, we had comprehensive loss for the year ended December 31, 2016 of $853,095, compared to comprehensive loss of $1,607,556 for the year ended December 31, 2015.

Liquidity and Capital Resources

As of December 31, 2016, we had a cash balance of $12,924. During the year ended December 31, 2016, net cash used in operating activities totaled to $1,167,412. Net cash used in investing activities totaled to $11,086,151 in connection with working capital advances made to and received repayments from our related parties. Net cash provided by financing activities totaled to $12,153,548 in connection with working capital advances received from our related parties. Effect of exchange rate change on cash totaled $3,365. The resulting change in cash for the period was a decrease of $103,380, which was primarily due to cash outflow of due from related parties.

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As of December 31, 2015, we had a cash balance of $116,304. During the year ended December 31, 2015, net cash used in operating activities totaled to $1,438,410. Net cash provided by investing activities totaled to $1,185,234 in connection with working capital advances made to and received repayments from our related parties, and purchase of property and equipment. There were no financing activities. Effect of exchange rate change on cash totaled $8,423. The resulting change in cash for the period was a decrease of $261,599, which was primarily due to net loss incurred during the period and purchasing property and equipment, which offset by working capital advances made to and collected from our related parties.

The following table sets forth a summary of changes in cash flow from December 31, 2015 to December 31, 2016:

				Percentage
	12/31/2016	12/31/2015	Change	Change
Net cash (used in) operating activities	$(1,167,412)	$(1,438,410)	$270,998	(19%)
Net cash (used in) provided by investing activities	(11,086,151)	1,185,234	(12,271,385)	(1035%)
Net cash provided by financing activities	12,153,548	-	12,153,548	100%
Effect of exchange rate change on cash	(3,365)	(8,423)	5,058	(60%)
Total net change in cash and cash equivalents	$(103,380)	$(261,599)	$158,219	(60%)

Net cash used in operating activities decreased by $270,998 to $1,167,412 at December 31, 2016 from $1,438,410 at December 31, 2015. This decrease is primarily attributable to:

●	A decrease in amount due from related parties of $923,873

Offset by:

●	An increase in net income of $1,037,803. We had a net loss of $974,907 for the year ended December 31, 2015 as compared to a net income of $62,896 for the year ended December 31, 2016

●	An increase in other receivables of $93,869

●	An increase in VAT payable of $59,698

Net cash used in investing activities was $11,086,151 for the year ended December 31, 2016 as compared to net cash provided by investing activities of $1,185,234 for the year ended December 31, 2015. During the year ended December 31, 2016, we made advances to our related parties for working capital totaled $67,060,526 and received repayments from our related parties totaled $55,974,375. During the year ended December 31, 2015, we made advances to our related parties for working capital totaled $56,652,637 and received repayments from our related parties totaled $57,959,754. In addition, we acquired fixed assets for cash of $121,883 during the year ended December 31, 2015.

Net cash provided by financing activities was $12,153,548 for the year ended December 31, 2016 as compared to $-0- for the year ended December 31, 2015. During the year ended December 31, 2016, we received working capital advances from our related parties totaled $12,153,548. There were no financing activities for the year ended December 31, 2015.

The following table sets forth a summary of changes in our working capital from December 31, 2015 to December 31, 2016:

				Percentage
	12/31/2016	12/31/2015	Change	Change
Current Assets	$1,895,097	$1,264,192	$630,905	50%
Current Liabilities	528,926	96,705	432,221	447%
	$1,366,171	$1,167,487	$198,684	17%

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Our working capital increased by $198,684 to $1,366,171 at December 31, 2016 from $1,167,487 at December 31, 2015. This increase in working capital is primarily attributable to:

●	An increase in due from related parties of $610,515

●	An increase in other receivable of $88,010

Offset by:

●	A decrease in cash and cash equivalents of $103,380

●	An increase in due to related parties of $371,510

●	An increase of VAT payable of $68,674

Because the exchange rate conversion is different for the balance sheets and the statements of cash flows, the changes in assets and liabilities reflected on the statements of cash flows are not necessarily identical with the comparable changes reflected on the balance sheets.

The following discussion should be read in conjunction with the unaudited condensed Financial Statement of Beijing Jiucheng for the three and six months period ended June 30, 2017 and 2016 and related notes thereto.

THREE-MONTH PERIOD ENDED JUNE 30, 2017 COMPARED TO THREE-MONTH PERIOD ENDED JUNE 30, 2016

Revenue

We have recognized $333,794 and $397,418 revenue for the three months ended June 30, 2017 and 2016, respectively. Since April 2016, the loan origination criteria checkup and risk assessment services have been improved to be more stricter and conservative, less amount was lent out. Therefore, less revenue was generated for the three months ended June 30, 2017 compares to the three months ended June 30, 2016. We had a total of 362 contracts signed for the three months ended June 30, 2017 compared to 454 contracts for the three months ended June 30, 2016.

Operating Expenses

Selling expenses: Our selling expenses primarily consist of expenses relating to advertising, marketing and promotional trips and other community activities for brand promotion purpose. Selling expenses decreased from $66,874 for the three months ended June 30, 2016 to $35,112 for the three months ended June 30, 2017. A decrease of $31,762, or 47%, was primarily attributable to the decrease of the promotion expenses. Since we moved majority of our businesses online, we were able to list our financial products and promoting information on the on-line platform. The access to that information was easier than before when majority of the businesses were done in the physical stores for our potential customers.

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General and administrative expenses: Our general and administrative expenses for the three months ended June 30, 2017 and 2016 consisted of the following:

	Three Months Ended	Three Months Ended
	June 30, 2017	June 30, 2016	Change	Percentage Change
Payroll and related benefits	$87,800	$158,710	$(70,910)	-45%
Depreciation	12,925	14,881	(1,956)	-13%
Software service fee	22,759	3,153	19,606	622%
Rent and property management expense	73,861	130,709	(56,848)	-43%
Other	7,155	12,360	(5,205)	-42%
Total	$204,500	$319,813	$(115,313)	-36%

●	Payroll and related benefits for the three months ended June 30, 2017 decreased by $70,910, or 45%, as compared to the three months ended June 30, 2016. The majority of the change was attributable to the decrease of headcount in Baoding, Hebei and Weihai, Shandong as we closed our stores in 2016.

●	Depreciation expense for the three months ended June 30, 2017 decreased by $1,956, or 13%, as compared to the three months ended June 30, 2016. The change was attributable to the decrease of the depreciable base for the three months ended June 30, 2017 compare to the three months ended June 30, 2016. In June 2016, Beijing Jiucheng transferred office equipment in the net book value of $1,743 to a related party in exchange of certain amount of receivable.

●	Software service fee for the three months ended June 30, 2017 increased by $19,606, or 622%, as compared to the three months ended June 30, 2016. The increase was primarily attributable to the increase of our on-line business.

●	Rent and property management expense for the three months ended June 30, 2017 decreased by $56,848, or 43%, as compared to the three months ended June 30, 2016. The majority of the change was attributable to the decrease in rent in Baoding, Hebei and Weihai, Shandong as we closed our stores in 2016.

●	Other general and administrative expenses for the three months ended June 30, 2017 decreased by $5,205, or 42%, as compared to the three months ended June 30, 2016. The decrease was primarily attributable to the decrease in travel and communication expenses as the physical stores in Baoding and Weihai were closed in 2016.

Income from operations

As a result of the factors described above, for the three months ended June 30, 2017, income from operations amounted to $94,182, as compared to income from operations of $10,731 for the three months ended June 30, 2016.

Other income (expenses)

Other income: Other income increased from $57 for the three months ended June 30, 2016 to $21,611 for the three months ended June 30, 2017. An increase of $21,554 was primarily attributable to increase of the vehicle leasing income in 2016. On June 30, 2016, Jiucheng Huijin, a related party, and Beijing Jiucheng entered a contract to lease two vehicles from Beijing Jiucheng. The contract started on June 30, 2016 and expired on June 30, 2017. After the expiration, the contract was extended on a month to month basis. Pursuant to the terms of the contract, Jiucheng Huijin has agreed to pay a monthly rental fee of RMB 25,000 (approximately $3,600).

Other expense: Other expense decreased from $15,278 for the three months ended June 30, 2016 to nil for the three months ended June 30, 2017. In June 2016, we shut down our physical stores in Baoding, Hebei and Weihai, Shandong and incurred an early termination fee in the amount of $15,278. We did not incur such expense in 2017.

Bank charges: Bank charges decreased from $1,341 for the three months ended June 30, 2016 to $274 for the three months ended June 30, 2017. Bank charges were resulted from the fees charged by banks for cash transfers. The decrease of $1,067 was primarily attributable to the decrease of cash transfer volumes in 2017.

Income tax provision

As a result of accumulated net operating losses incurred that allowable tax deductions are greater than its taxable income, there has been no provision for the payment of income taxes from the date of inception. Beijing Jiucheng has provided full valuation allowance for the deferred tax assets arising from the accumulated losses.

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Net income (loss)

As a result of the factors described above, for the three months ended June 30, 2017, net income amounted to $115,519, as compared to net loss of $5,831 for the three months ended June 30, 2016.

Foreign currency translation loss

The functional currency of our operating in the PRC is the Chinese Yuan or Renminbi (“RMB”). The financial statements are translated to U.S. dollars using period end rates of exchange for assets and liabilities, and average rates of exchange (for the period) for revenues and expenses. Net gains and losses resulting from foreign exchange transactions are included in the statements of operations. As a result of foreign currency translations, which are a noncash adjustment, we reported a foreign currency translation gain of $23,886 for the three months ended June 30, 2017, as compared to a foreign currency translation loss of $397,599 for the three months ended June 30, 2016. This noncash gain (loss) had the effect of increasing our reported comprehensive income (loss).

Comprehensive income (loss)

As a result of our foreign currency translation adjustments, we had comprehensive income for the three months ended June 30, 2017 of $139,405, compared to comprehensive loss of $403,430 for the three months ended June 30, 2016.

SIX-MONTH PERIOD ENDED JUNE 30, 2017 COMPARED TO SIX-MONTH PERIOD ENDED JUNE 30, 2016

Revenue

We have recognized $629,539 and $851,020 revenue for the six months ended June 30, 2017 and 2016, respectively. Since April 2016, as the loan origination criteria checkup and risk assessment services were improved to be morestricter and conservative, less amount were lent out. Therefore, less revenue was generated since April 2016. We had a total of 816 contracts signed for the six months ended June 30, 2017 compared to 1,030 contracts for the six months ended June 30, 2016.

Operating Expenses

Selling expenses: Our selling expenses primarily consist of expenses relating to advertising, marketing and promotional trips and other community activities for brand promotion purpose. Selling expenses decreased from $93,284 for the six months ended June 30, 2016 to $65,877 for the six months ended June 30, 2017. A decrease of $27,407, or 29%, was primarily attributable to the decrease of the promotion expenses. Since we moved majority of our businesses online, we were able to list our financial products and promoting information on the on-line platform. The access to that information was easier than before when majority of the businesses were done in the physical stores for our potential customers.

General and administrative expenses: Our general and administrative expenses for the six months ended June 30, 2017 and 2016 consisted of the following:

	Six Months Ended	Six Months Ended
	June 30, 2017	June 30, 2016	Change	Percentage Change
Payroll and related benefits	$196,264	$329,328	$(133,064)	-40%
Depreciation	27,838	29,743	(1,905)	-6%
Software service fee	58,492	11,293	47,199	418%
Rent and property management expense	150,293	258,714	(108,421)	-42%
Professional fee	30,000	-	30,000	100%
Other	36,361	16,605	19,756	119%
Total	$499,248	$645,683	$(146,435)	-23%

●	Payroll and related benefits for the six months ended June 30, 2017 decreased by $133,064, or 40%, as compared to the six months ended June 30, 2016. The majority of the change was attributable to the decrease of headcount in Baoding, Hebei and Weihai, Shandong as we closed our stores in 2016.

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●	Depreciation expense for the six months ended June 30, 2017 decreased by $1,905, or 6%, as compared to the six months ended June 30, 2016. The change was attributable to the decrease of the depreciable base for the six months ended June 30, 2017 as compared to the six months ended June 30, 2016. In June 2016, Beijing Jiucheng transferred office equipment in the net book value of $1,743 to a related party in exchange of certain amount of receivable.

●	Software service fee for the six months ended June 30, 2017 increased by $47,199, or 418%, as compared to the six months ended June 30, 2016. The increase was primarily attributable to the increase of our on-line business.

●	Rent and property management expense for the six months ended June 30, 2017 decreased by $108,421, or 42%, as compared to the six months ended June 30, 2016. The majority of the change was attributable to the decrease in rent in Baoding, Hebei and Weihai, Shandong as we closed our stores in 2016.

●	Professional fee for the six months ended June 30, 2017 increased by $30,000, or 100%, as compared to the six months ended June 30, 2016. The professional fee mainly consists with audit fees associated with the reverse acquistion. We did not have such expenses in 2016.

●	Other general and administrative expenses for the six months ended June 30, 2017 increased by $19,756, or 119%, as compared to the six months ended June 30, 2016. The increase was primarily attributable to the increase in fees incurred and paid to the security company. We did not start to incur such expenses until late 2016.

Income from operations

As a result of the factors described above, for the six months ended June 30, 2017, income from operations amounted to $64,414, as compared to income from operations of $112,053 for the six months ended June 30, 2016.

Other income (expenses)

Other income: Other income increased from $363 for the six months ended June 30, 2016 to $43,121 for the six months ended June 30, 2017. An increase of $42,758 was primarily attributable to increase of the vehicle leasing income in 2017. On June 30, 2016, Jiucheng Huijin, a related party, and Beijing Jiucheng entered a contract to lease two vehicles from Beijing Jiucheng. The contract started on June 30, 2016 and expired on June 30, 2017. After the expiration, the contract was extended on a month to month basis. Pursuant to the terms of the contract, Jiucheng Huijin has agreed to pay a monthly rental fee of RMB 25,000 (approximately $3,600).

Other expense: Other expense decreased from $15,278 for the six months ended June 30, 2016 to nil for the six months ended June 30, 2017. In June 2016, we shut down our physical stores in Baoding, Hebei and Weihai, Shandong and incurred an early termination fee in the amount of $15,278. We did not incur such expense in 2017.

Bank charges: Bank charges decreased from $3,038 for the six months ended June 30, 2016 to $1,638 for the six months ended June 30, 2017. Bank charges were resulted from the fees charged by banks for cash transfers. The decrease of $1,400 was primarily attributable to the decrease of cash transfer volumes in 2017.

Income tax provision

As a result of accumulated net operating losses incurred that allowable tax deductions are greater than its taxable income, there has been no provision for the payment of income taxes from the date of inception. Beijing Jiucheng has provided full valuation allowance for the deferred tax assets arising from the accumulated losses.

Net income

As a result of the factors described above, for the six months ended June 30, 2017, net income amounted to $105,897, as compared to $94,100 for the six months ended June 30, 2016.

Foreign currency translation loss

The functional currency of our operating in the PRC is the Chinese Yuan or Renminbi (“RMB”). The financial statements are translated to U.S. dollars using period end rates of exchange for assets and liabilities, and average rates of exchange (for the period) for revenues and expenses. Net gains and losses resulting from foreign exchange transactions are included in the statements of operations. As a result of foreign currency translations, which are a noncash adjustment, we reported a foreign currency translation gain of $160,344 for the six months ended June 30, 2017, as compared to a foreign currency translation loss of $329,845 for the six months ended June 30, 2016. This noncash gain (loss) had the effect of increasing our reported comprehensive income (loss).

Comprehensive income (loss)

As a result of our foreign currency translation adjustments, we had comprehensive income for the six months ended June 30, 2017 of $266,241, compared to comprehensive loss of $235,745 for the six months ended June 30, 2016.

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Liquidity and Capital Resources

As of June 30, 2017, we had a cash balance of $1,510,609. During the six months ended June 30, 2017, net cash provided by operating activities totaled $705,813, net cash used in investing activities totaled $2,844,159 and net cash provided by financing activities totaled $3,615,304. Effect of exchange rate change on cash totaled $20,727. The resulting change in cash for the period was an increase of $1,497,685, which was primarily due to cash inflow of due from related parties.

As of June 30, 2016, we had a cash balance of $16,196. During the six months ended June 30, 2016, net cash used in operating activities totaled $559,647, net cash provided by investing activities totaled $460,746 and there were no financing activities. Effect of exchange rate change on cash totaled $1,207. The resulting change in cash for the period was a decrease of $100,108, which was primarily due to cash outflow of due from related parties.

The following table sets forth a summary of changes in cash flow for the six months ended June 30, 2017 and 2016:

	Six Months	Six Months
	Ended June 30, 2017	Ended June 30, 2016	Change	Percentage Change
Net cash provided by (used in) operating activities	$705,813	$(559,647)	$1,265,460	226%
Net cash (used in) provided by investing activities	(2,844,159)	460,746	(3,304,905)	(717%)
Net cash provided by financing activities	3,615,304	-	3,615,304	100%
Effect of exchange rate change on cash	20,727	(1,207)	21,934	1,817%
Net change in cash and cash equivalents	$1,497,685	$(100,108)	$1,597,793	1,596%

Net cash provided by (used in) operating activities increased by $1,265,460 to $705,813 during the six months ended June 30, 2017 from ($559,647) during the six months ended June 30, 2016. This increase is primarily attributable to:

●	An increase in amount due from related parties of $1,401,747

Offset by:

●	A decrease in other receivables of $62,363

●	A decrease in security deposit of $68,756

●	A decrease in accrued liabilities of $73,814

Net cash used in investing activities was $2,844,159 for the six months ended June 30, 2017 as compared to net cash provided by investing activities totaled $460,746 for the six months ended June 30, 2016. During the six months ended June 30, 2017, we made advances to our related parties for working capital totaled $9,318,854 and received repayments from our related parties totaled $6,474,695. During the six months ended June 30, 2016, we made advances to our related parties for working capital totaled $49,353,110 and received repayments from our related parties totaled $49,813,856.

Net cash provided by financing activities was $3,615,304 for the six months ended June 30, 2017 as compared to -$0- for the six months ended June 30, 2016. During the six months ended June 30, 2017, we received working capital advances from our related parties totaled $4,004,754 and made repayments to our related parties totaled $389,450. There were no net cash used in or provided by financing activities for the six months ended June 30, 2016.

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The following table sets forth a summary of changes in our working capital from December 31, 2016 to June 30, 2017:

	June 30,	December 31,		Percentage
	2017	2016	Change	Change
Current Assets	$1,859,307	$1,895,097	$(35,790)	(2%)
Current Liabilities	393,909	528,926	(135,017)	(26%)
Working Capital	$1,465,398	$1,366,171	$99,227	7%

Our working capital increased by $99,227 to $1,465,398 at June 30, 2017 from $1,366,171 at December 31, 2016. This increase in working capital is primarily attributable to:

●	An increase in cash and cash equivalents of $1,497,685

●	A decrease in due to related parties of $194,758

Offset by:

●	A decrease in due from related parties of $1,409,286

●	A decrease in other receivable of $158,319

Because the exchange rate conversion is different for the balance sheets and the statements of cash flows, the changes in assets and liabilities reflected on the statements of cash flows are not necessarily identical with the comparable changes reflected on the balance sheets.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Quantitative and Qualitative Disclosures About Market Risk

Quantitative and Qualitative Disclosures about Market Risk

Foreign Exchange Risk

While our reporting currency is the US dollar, all of our revenues and costs and expenses are denominated in RMB. All of our assets are denominated in RMB except for some cash and cash equivalents and accounts receivables. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between US dollar and RMB. If the RMB depreciates against the US dollar, the value of our RMB revenues, earnings and assets as expressed in our US dollar financial statements will decline. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

Inflation

Inflationary factors such as increases in the costs of our products and overhead costs may adversely affect our operating results. Inflation in China has recently increased substantially. The inflation rate in China was reported at approximately 1.8% percent for 2016 and 1.4% for 2015 (see http://www.statista.com/statistics/270338/inflation-rate-in-china/).

These factors have led to the adoption by the Chinese government, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. Price inflation can affect our ability to maintain current levels of gross margin and selling and distribution, general and administrative expenses as a percentage of net revenues if we are unable to pass along raw material price increases to customers. Accordingly, inflation in China may weaken our competitiveness domestically or in international markets.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our Common Stock indicated as beneficially owned by them.

Pre-Share Exchange

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of November 13, 2017, prior to the Share Exchange, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only classes of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, the persons named in the table below had sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class (1)
Kimho Consultants Company Limited Silvercord Centre 30 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong	4,000,000 shares (direct)	78.3%

All directors and executive officers as a group (1 person)	4,000,000	78.3%

(1) Applicable percentage ownership is based on 5,110,000 shares of Common Stock outstanding immediately prior to the Share Exchange.

Post-Share Exchange

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of November 13, 2017, after the Share Exchange and Share Cancellation, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only class of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. Other than the Share Exchange, to our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class (1)

I JIU JIU Limited (2)	8,000,000	87.8%
Jiu Xin Cai Yuan Limited(2)	5,600,000	61.5%
Yangming Development Limited (2)	2,400,000	26.3%
Directors and Executive Officers
Xiangbin Meng, Chairman, President and Sole Director of the Board (3)	8,000,000	87.8%
		%
Xuefei Kang, Chief Executive Officer	0	* %

Jinhua Shao, Chief Financial Officer and Secretary	0	* %

All directors and executive officers as a group (3 persons)	8,000,000	87.8%

* Less than 1%

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(1)	Applicable percentage ownership is based on 9,110,000 shares of Common Stock outstanding immediately after the Share Exchange.

(2)	The business address of I JIU JIU Limited, Jiu Xin Cai Yuan Limited and Yangming Development Limited is G2 Tianyangyunhe, No. 56, Jianguo Road, Chaoyang District, Beijing, China.

(3)	The shares held by I JIU JIU Limited are beneficially owned by Mr. Xiangbin Meng, the Chairman of the Board of Directors of the Company. Mr. Meng is the sole director and 100% owner of both Jiu Xin Cai Yuan Limited and Yangming Development Limited which in turn hold 100% shares of I JIU JIU Limited.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Below are the names of and certain information regarding the Company’s current executive officers and directors:

Name	Age	Position
Xiangbin Meng	30	Chairman and President
Xuefei Kang	35	Chief Executive Officer
Jinhua Shao	37	Chief Financial Official and Secretary

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors are elected by a majority of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Executive Officers to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders.

The principal occupation and business experience during at least the past five years for our executive officers and directors is as follows:

Xingbin Meng– Chairman and President

Xingbin Meng, Chairman of Beijing Jiucheng since 2013, has always been a natural leader. He received the honorary title of being one of the China’s annual Economic Figure in 2014. Since March 2015, Meng has also been the Chairman of Beijing Jiuyuan Investment Co. Ltd. From 2009 to 2012, he served as Chief Manager of North China region of China Mingsheng Bank. Meng graduated from Harbin University of Science and Technology with a bachelor degree.

Xuefei Kang– Chief Executive Officer

Xuefei Kang has been Beijing Jiucheng’s CEO since May 2016. Kang previously served as our chief financial officer and has been a member of our board of directors since our formation. From 2010 to 2012, Kang founded his own company, Beijing Aiyisio Technology, Co. Ltd, which specializes in providing internet search engine optimization service and served as its CEO. From 2012 to 2014, Kang served as Vice Manager for Hao Chen Software Co. Ltd, a leading Computer-aided design (CAD) public company in China. From 2014 to 2016, Kang was Vice President for Haixiang Century Information Service Co. Ltd. He received his associate degree in Computer Science from Harbin Huaxia Computer Vocational Technology College.

Jinhua Shao–Chief Financial Official and Secretary

Jinhua Shao has been with Beijing Jiucheng since March 2016. He currently serves as Beijing Jiucheng’s chief financial officer. Shao has over 10 year related experience in accounting. From 2004 to 2009, he was Settlement Manager for Suning Commerce Group, one of the largest non-governmental retailers in China. From 2009 to 2011, Shao was the Chief Manager of the Accounting Department of Dangdang.com, a Chinese electronic commerce company that trades its securities on NYSE. From 2011 to 2014, Shao was Chief Financial Officer for Beijing Shunfeng E-Commerce Co. Ltd. From 2014 to 2015, he served as chief financial officer for Interchina Group. Shao obtained his bachelor degree in accounting from Nanjing Audit University.

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Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.” None of our directors are independent directors under the applicable standards of the SEC and the NASDAQ stock market.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

●	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Committees

The Company currently has not established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, other than as described above, no security holders have made any such recommendations. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Audit Committee Financial Expert

We have no separate audit committee at this time. The entire Board of Directors oversees our audits and auditing procedures. Neither of our directors is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC regulation S-K.

Compensation Committee

We have no separate compensation committee at this time. The entire Board of Directors oversees the functions which would be performed by a compensation committee.

35

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the total compensation paid or accrued by us and Beijing Jiucheng during the last two fiscal years indicated to (i) all individuals that served as our or Beijing Jiucheng’s principal executive officer or acted in a similar capacity for us or Beijing Jiucheng at any time during the most recent fiscal year indicated; (ii) the two most highly compensated executive officers who were serving as executive officers of us or Beijing Jiucheng at the end of the most recent fiscal year indicated that received annual compensation during such fiscal year in excess of $100,000; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) above but for the fact that the individual was not serving as an executive officer of us or Beijing Jiucheng at the end of the most recent fiscal year indicated. No executive officer of ours or Beijing Jiucheng has received annual compensation in excess of $100,000.

Name & Principal Position	Fiscal Year ended December 31,	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Zur Dadon (CEO) (1)	2016	0	0	0	0	0	0	0	0
	2015	0	0	0	0	0	0	0	0

Name & Principal Position	Fiscal Year ended December 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards($)(2)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Xiangbin Meng	2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
(President) (2)	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Xuefei Kang (CEO) (2)	2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Jinhua Shao (CFO) (2)	2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) On November 22, 2017, Mr. Zur Dadon will resign as our sole executive officer

(2) Reflects compensation received from Beijing Jiucheng.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Except as indicated below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Employment Agreements

None of the Company’s executive officers have employment agreements directly with the Company, although they may enter into such agreements in the future.

Director Compensation

We have not compensated our directors, in their capacities as such, since our respective formations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

36

The descriptions set forth above under the captions “The Share Exchange and Related Transactions—Share Exchange Agreement,” “—Split-Off,” and “Executive Compensation—Employment Agreements” and “—Director Compensation” and below under “Description of Securities—Options” are incorporated herein by reference.

During the period ending December 31, 2016, the Company received a loan in the amount of $45,207 from Zur Dadon, our sole director. Such debt is unsecured, interest-free and repayable on demand. As of November 14, 2017, Company has no debt outstanding.

During the period ending December 31, 2015, the Company received a loan in the amount of $23,497 from Zur Dadon, our sole director. Such debt is unsecured, interest-free and repayable on demand. As of November 14, 2017, Company has no debt outstanding.

We currently do not have a policy in place for dealing with related party matters.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER

MATTERS

Our Common Stock is quoted on OTC Pink Markets (OTC Pink) under the symbol “SRTN”. Our Common Stock has never traded and no assurance can be given that an active market will develop or if developed, that it will be maintained.

As of the date of this Report and taking into effect of the Share Exchange and Share Cancellation, we have 9,110,000 shares of Common Stock outstanding held by approximately 24 shareholders of record.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 75,000,000 shares of Common Stock. As of the date of this Report, we had 9,110,000 shares of Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of Common Stock is duly and validly issued, fully paid and non-assessable.

Options

We do not presently have any issued and outstanding stock options.

Warrants

We do not presently have any issued and outstanding stock warrants.

Other Convertible Securities

As of the date hereof, the Company does not have any outstanding convertible securities.

37

Transfer Agent

The transfer agent for our Common Stock is Globex Transfer, LLC. The transfer agent’s address is 780 Deltona Blvd, Suite 202, Deltona, Florida 32725, and its telephone number is (813) 344-4490.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Private Corporation Law and our Articles of Incorporation allow us to indemnify our officers and directors from certain liabilities and our By-Laws state that we shall indemnify every present or former director or officer of ours or one of our subsidiaries (each an “Indemnitee”).

Our By-Laws provide that we shall indemnify an Indemnitee against all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment, actually and reasonably incurred by such Indemnitee.

Other than discussed above, none of our By-Laws, or Articles of Incorporation includes any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Shares Issued in Connection with the Share Exchange

On November 10, 2017, pursuant to the terms of the Share Exchange, all of the shares of I JIU JIU were exchanged for 8,000,000 restricted shares of our Common Stock. This transaction was exempt from registration pursuant to Section 4(a)(2) of the Securities Act as not involving any public offering and/or Regulation S under the Securities Act. None of the shares were sold through an underwriter and accordingly, there were no discounts or commissions involved.

Sales of Unregistered Securities of I JIU JIU

Set forth below is information regarding shares of ordinary shares granted by I JIU JIU within the past three years that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). Also included is information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed. Share and per share stock numbers below in this Item do not give effect to the Share Exchange on November 10, 2017, in which each share of I JIU JIU stock outstanding at the time of the Share Exchange was automatically converted into shares of our Common Stock at the applicable conversion ration described elsewhere herein.

Except the Share Exchange, I JIU JIU had no unregistered sales of securities in the past three years.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The information regarding change of control of the Company in connection with the Share Exchange set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Share Exchange and Related Transactions” is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The information regarding departure and election of directors and departure and appointment of principal officers of the Company in connection with the Share Exchange set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Share Exchange and Related Transactions” is incorporated herein by reference.

38

ITEM 8.01 OTHER EVENTS

Share Cancellation

In connection with the Share Exchange Agreement, the Company’s majority shareholder, Kimho Consultants Company Limited, (“Kimho” or the “Majority Shareholder”) entered into a share cancellation agreement with I JIU JIU’s stockholders whereby Kimho, owning an aggregate of 4,000,000 shares of the Company’s Common Stock agreed to cancel all its 4,000,000 shares of Common Stock in exchange of $440,000 paid by I JIU JIU’s stockholders (“Share Cancellation”).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

In accordance with Item 9.01(a), Beijing Jiucheng’s audited financial statements as of, and for the years ended December 31, 2016 and 2015, Beijing Jiucheng’s unaudited financial statements as of, and for the six months ended June 30, 2017, and the accompanying notes, are included in this Report beginning on Page F-1.

(b) Pro forma financial information.

In accordance with Item 9.01(c), the following unaudited pro forma financial information with respect to the Share Exchange with I JIU JIU reported in Item 2.01 of this Current Report on Form 8-K are included in this Report beginning on page F-37.

●	Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2017

●	Unaudited Pro Forma Condensed Combined Statement of Operations for the three and six months ended June 30, 2017

●	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2016

●	Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

(c) Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

39

Exhibit Number	Description

2.1*	Share Exchange Agreement, dated as of November 10, 2017, by and among the Registrant, I JIU JIU Limited (“I JIU JIU”) and the Shareholders of I JIU JIU.

2.2*	Share Cancellation Agreement, dated as of November 10, 2017, by and among I JIU JIU, Jiu Xin Cai Yuan Limited, Yangming Development Limited and Kimho Consultants Company Limited.

3.1	Articles of Incorporation of the Registrant (incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on June 27, 2014)

3.2	By-Laws of the Registrant (incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on June 27, 2014)

10.1*	Exclusive Technical Consultancy and Services Agreement, dated as of August 1, 2017, between Beijing Jiucheng Information Consulting Co. Ltd (“WFOE”) and Beijing Jiucheng Asset Management Co. Ltd (“Beijing Jiucheng”).

10.2*	Equity Pledge Agreement, dated as of August 1, 2017, by and among WFOE and the shareholders of Beijing Jiucheng.

10.3*	Shareholders’ Proxy Agreement, dated as of August 1, 2017, by and among WFOE, Beijing Jiucheng, and the shareholders of Beijing Jiucheng

10.4*	Exclusive Call Option Agreement, dated as of August 1, 2017, by and among Ruixiang Technology Group, Ltd., Beijing Jiucheng, and the shareholders of Beijing Jiucheng.

10.5*	Operating Agreement, dated as of August 1, 2017, by and among WFOE, Beijing Jiucheng, and the shareholders of Bejing Jiucheng.

21.1*	Subsidiaries of the Registrant

* Filed herewith

40

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spirit International Inc.

Date: November 13, 2017	By:	/s/ Zur Dadon
	Name:	Zur Dadon
	Title:	Chief Executive Officer

41

BEIJING JIUCHENG ASSET MANAGEMENT CO., LTD

FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Beijing Jiucheng Asset Management Co., Ltd.

We have audited the accompanying balance sheets of Beijing Jiucheng Asset Management Co., Ltd. (the “Company”) as of December 31, 2016 and 2015 and the related statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2016.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beijing Jiucheng Asset Management Co., Ltd. as of December 31, 2016 and 2015 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ RBSM LLP

New York, New York

November 13, 2017

F-2

Beijing Jiucheng Asset Management Co., Ltd.

Balance Sheets

(Stated in US Dollars)

	December 31,	December 31,
	2016	2015

ASSETS
Current assets
Cash and cash equivalents	$12,924	$116,304
Other receivable	177,741	89,731
Prepaid expenses	30,000	-
Advances to suppliers	5,760	-
Due from related parties	1,668,672	1,058,157
Total current assets	1,895,097	1,264,192

Non-current assets
Security Deposit	-	169,616
Property, plant and equipment, net	79,285	146,206
Total non-current assets	79,285	315,822

Total assets	$1,974,382	$1,580,014

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Accrued liabilities	$10,773	$9,268
Other payable	39,476	40,264
Due to related parties	397,301	25,791
Deferred rent	-	8,680
VAT payable	81,376	12,702
Total current liabilities	528,926	96,705

Total liabilities	528,926	96,705

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Paid-in capital	16,002,704	16,002,704
Due from related parties	(11,519,905)	(12,335,147)
Accumulated deficit	(1,602,256)	(1,665,152)
Accumulated other comprehensive loss	(1,435,087)	(519,096)
Total stockholders’ equity	1,445,456	1,483,309
Total liabilities and stockholders’ equity	$1,974,382	$1,580,014

The accompanying notes are an integral part of these financial statements.

F-3

Beijing Jiucheng Asset Management Co., Ltd.

Statements of Operations and Comprehensive Loss

(Stated in US Dollars)

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2016	2015
Revenue	$1,365,337	$525,697

Operating expenses:
Selling expenses	196,168	295,598
General and administrative expenses	1,129,923	1,179,468
Total operating expenses	1,326,091	1,475,066

Income (loss) from operations	39,246	(949,369)

Other income (expense):
Other income	44,219	3,149
Other expense	(15,035)	-
Financial service fee	-	(21,632)
Bank charges	(5,534)	(7,055)
Total other income (expense), net	23,650	(25,538)

Income (loss) before taxes	62,896	(974,907)

Provision for income tax expense	-	-

Net income (loss)	$62,896	$(974,907)

Comprehensive Loss:

Net income (loss)	$62,896	$(974,907)

Foreign currency translation adjustment	(915,991)	(632,649)

Comprehensive loss	$(853,095)	$(1,607,556)

The accompanying notes are an integral part of these financial statements.

F-4

Beijing Jiucheng Asset Management Co., Ltd.

Statements of Changes in Stockholders’ Equity

For the Years Ended December 31, 2016 and 2015
(Stated in US Dollars)

		Due from
		Related		Other
	Paid-in	Parties –	Accumulated	Comprehensive
	Capital	Contra Equity	Deficit	Income (Loss)	Total

Balance, December 31, 2014	$16,002,704	$(12,888,878)	$(690,245)	$113,553	$2,537,134

Net loss	-	-	(974,907)	-	(974,907)

Changes in due from related parties – contra equity	-	553,731	-	-	553,731

Foreign currency translation adjustment	-	-	-	(632,649)	(632,649)

Balance, December 31, 2015	16,002,704	(12,335,147)	(1,665,152)	(519,096)	1,483,309

Net income	-	-	62,896	-	62,896

Changes in due from related parties – contra equity	-	815,242	-	-	815,242

Foreign currency translation adjustment	-	-	-	(915,991)	(915,991)

Balances, December 31, 2016	$16,002,704	$(11,519,905)	$(1,602,256)	$(1,435,087)	$1,445,456

The accompanying notes are an integral part of these financial statements.

F-5

Beijing Jiucheng Asset Management Co., Ltd.

Statements of Cash Flows

(Stated in US Dollars)

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$62,896	$(974,907)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	58,129	24,800
Changes in operating assets and liabilities:
Other receivables	67,377	(26,492)
Prepaid expenses	(30,000)	-
Advances to suppliers	(6,020)	-
Due from related parties	(1,447,848)	(523,975)
Due to related parties	59,703	16,760
Accrued liabilities	2,213	(853)
Other payables	1,957	24,346
Deferred rent	(8,472)	8,956
VAT payable	72,653	12,955
Net cash used in operating activities	(1,167,412)	(1,438,410)

Cash flows from investing activities:
Purchase of property and equipment	-	(121,883)
Working capital advances made to related parties	(67,060,526)	(56,652,637)
Repayments of working capital advances received from related parties	55,974,375	57,959,754
Net cash (used in) provided investing activities	(11,086,151)	1,185,234

Cash flows from financing activities:
Working capital advances received from related parties	12,153,548	-
Net cash provided by financing activities	12,153,548	-

Effect of exchange rate change on cash	(3,365)	(8,423)

Net change in cash and cash equivalents	(103,380)	(261,599)

Cash and cash equivalents - beginning of period	116,304	377,903

Cash and cash equivalents - end of period	$12,924	$116,304

Supplemental disclosure of cash flow information
Interest paid	$-	$-
Income tax paid	$-	$-

Non-cash investing and financing activities
Fixed assets transferred to related party in exchange of receivable	$1,716	$-

The accompanying notes are an integral part of these financial statements.

F-6

Beijing Jiucheng Asset Management Co., Ltd.

Notes to Financial Statements

NOTE 1 - NATURE OF OPERATIONS

Beijing Jiucheng Asset Management Co., Ltd. (“Beijing Jiucheng”) was incorporated in Beijing, China on January 13, 2012 under the law of People’s Republic of China (“PRC” or “China”). Beijing Jiucheng primarily operates its business through an electronic online financial platform, www.9caitong.com (“website”). Beijing Jiucheng generates revenue from the services that facilitate matching personal loan lender with individual and small and medium sized enterprises (“SME”)   borrowers in China.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of Beijing Jiucheng have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. Beijing Jiucheng’s financial statements are expressed in U.S. dollars.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant estimates during the years ended December 31, 2016 and 2015 include the allowance for doubtful accounts, the useful life of property and equipment, assumptions used in assessing impairment of long-term assets, valuation of deferred tax assets and accruals for taxes due.

Financial Instrument

The carrying amount reported in the balance sheet for cash, other receivables, accrued liabilities and other payables approximate fair value because of the immediate or short-term maturity of these financial instruments.

Cash and Cash Equivalents

Beijing Jiucheng considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Beijing Jiucheng maintains with various financial institutions in the PRC. At December 31, 2016 and 2015, cash balances held in PRC banks are uninsured. Beijing Jiucheng has not experienced any losses in bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

F-7

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains or losses on dispositions of property and equipment are included in operating income (loss). Major additions, renewals and improvements are capitalized, while maintenance and repairs are expensed as incurred.

Depreciation and amortization are provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows, taking into account the assets’ estimated residual value:

Classification	Estimated useful life
Computer and office equipment	3 years
Furniture	3 years
Vehicles	3 years

Revenue Recognition

Beijing Jiucheng provides intermediary services to Xiangbin Meng, the personal loan provider, the personal loan borrowers and the financial products investors. Beijing Jiucheng charges fees for the intermediary services to the personal loan borrowers.

The revenue process starts when an individual who has financing needs submits the loan application to Beijing Hengjiu Investment Management Co., Ltd. (“Hengjiu”). Hengjiu, along with its sub-contractor, Zhongcheng Zhengxin (Beijing) Co., Ltd. (“Zhongcheng Zhengxin”), provide financial consulting services such as loan origination criteria checkup, risk assessment, and assessment/evaluation of vehicle collateral. Hengjiu is a related party which was 75% owned by Jiuyuan and 25% owned by Xiangbin Meng, Beijing Jiucheng’s Chairman. Zhongcheng Zhengxin is a third party who provides credit assessment services. Upon completion of the background check, Xiangbin Meng (“Meng”), the maker of the loan, enters into the loan agreement with the qualified loan borrowers and initiates the transfer of the cash to the borrowers or borrowers’ agents. The loan usually matures in three months and using borrowers’ vehicle as collateral.

After the borrowers receive the fund transfer, Beijing Jiucheng then packages the debt claims of Meng into corresponding financial products and places in its physical stores or on its on-line platform for sale. Investors of those financial products are able to choose the financial products that meet their needs. Meng transfers his debt upon signing the debt transfer agreement with the financial products investors. The services were originally provided in physical stores in Beijing, Baoding, Hebei province and Weihai, Shandong province. Since April 2016, Beijing Jiucheng started to move majority of the business to its financial advisory on-line platform, Jiucaitong (www.9caitong.com). As less labor was required, in June 2016, Beijing Jiucheng shut down the physical stores in Baoding and Weihai.

Meng is responsible for making the loans and transfers the funds to the borrowers and collecting the service fees on behalf of all parties involved. Meng collects a portion of the service fees upfront and the rest on a monthly basis over the term of the loan from loan borrowers.

Beijing Jiucheng recognizes revenue, net of value-added taxes in the periods in which the related services are performed provided that persuasive evidence of an arrangement exists, the amount of the service fee is fixed in the loan agreements, and collectability is reasonably assured. The revenue is recognized when the loan agreements were executed and the funds were transferred to the loan borrowers, based on the predetermined service fee percentage of the total loan principal over the term of the loan. According to the service fee allocation agreement, Beijing Jiucheng is entitled to a service fee of 1% of the loan principal per month before July 1, 2016 and 1.5% per month effective July 1, 2016 and thereafter as Beijing Jiucheng increased the loan management and risk assessment services that were originally done by Beijing Hengjiu since May 2016.

F-8

Allowance for Doubtful Accounts

Service fee receivable is recorded and carried at the original invoiced amount less an allowance for any potential uncollectible amounts. Beijing Jiucheng makes estimates for the allowance for doubtful accounts based upon the assessment of various factors, including historical, experience, the age of the accounts receivable balances, credit quality of the loan borrowers, current economic conditions, and other factors that may affect the borrowers’ ability to pay. No allowance has been provided for at December 31, 2016 and 2015 as the service fees have been fully collected from the loan borrowers by Meng on Beijing Jiucheng’s behalf (see Note 6).

Advertising Expense

Beijing Jiucheng expenses advertising costs as they incurred. Total advertising expenses were $102,624 and $217,508 for the years ended December 31, 2016 and 2015, respectively, and have been included as part of selling expenses.

Deferred Rent

Beijing Jiucheng recognizes rent expense on a straight-line basis over the terms of the leases and, accordingly, the difference between cash rent payments and the recognition of rent expense was recorded as a deferred rent liability.  As of December 31, 2016 and 2015, Beijing Jiucheng recorded $0 and $8,680 in deferred rent, respectively.

Value-added Taxes

Pursuant to the PRC tax laws, in case of the financial services provided, generally the value added tax (“VAT”) rate is 3% of the gross sales for small scale VAT payer and 6% of the gross sales for general VAT payer. Small-scale taxpayers, being those without sophisticated business, accounting and auditing systems and whose turnover is below certain thresholds (ranging from RMB 500,000 to RMB 5,000,000 for services which have recently transitioned from Business Tax to VAT). Since March 2016, Beijing Jiucheng’s revenue exceeded RMB 5,000,000 and was considered as general taxpayer. For general VAT payer, VAT on sales is calculated at 6% on revenue from financial services provided. The accrued VAT is recorded as VAT payables in the financial statements. VAT is reported as a deduction to revenue when incurred.

Income Taxes

Beijing Jiucheng is governed by the Income Tax Law of the PRC. Beijing Jiucheng accounts for income taxes using the asset/liability method prescribed by ASC 740, “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. Beijing Jiucheng records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

Beijing Jiucheng applied the provisions of ASC 740-10-50, “Accounting for Uncertainty in Income Taxes,” which provides clarification related to the process associated with accounting for uncertain tax positions recognized in Beijing Jiucheng’s financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to Beijing Jiucheng’s liability for income taxes. Any such adjustment could be material to Beijing Jiucheng’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of December 31, 2016 and 2015, Beijing Jiucheng had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

F-9

Foreign Currency Translation

The functional currency of Beijing Jiucheng’s operations in the PRC is the Chinese Yuan or Renminbi (“RMB”). The financial statements are translated to U.S. dollars using the period end rates of exchange for assets and liabilities, equity is translated at historical exchange rates, and average rates of exchange (for the period) are used for revenues and expenses and cash flows. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income / loss. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

All of Beijing Jiucheng’s revenue transactions are transacted in its functional currency. Beijing Jiucheng does not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of Beijing Jiucheng.

Asset and liability accounts at December 31, 2016 and 2015 were translated at 6.9445 RMB to $1.00 and at 6.4855 RMB to $1.00, respectively, which were the exchange rates on the balance sheet dates. Equity accounts were stated at their historical rates. The average translation rates applied to the statements of operations for the years ended December 31, 2016 and 2015 were 6.6444 RMB and 6.2854 RMB to $1.00, respectively. Cash flows from Beijing Jiucheng’s operations are calculated based upon the local currencies using the average translation rate.

Credit Risk and Concentration

Beijing Jiucheng’s financial instruments that are potentially subject to concentrations of credit risk consist primarily of cash and cash equivalents. The majority of cash equivalents consists of short-term money market funds, which are managed by reputable financial institutions.

Beijing Jiucheng performs ongoing credit evaluations of borrowers, and generally do not require additional collateral except for personal vehicles. No borrowers represented 10% or more of total revenue during the years ended December 31, 2016 and 2015.

Comprehensive Income (Loss)

Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income (loss) but are excluded from net income (loss) as these amounts are recorded directly as an adjustment to stockholders’ equity. Beijing Jiucheng’s other comprehensive income (loss) is comprised of foreign currency translation adjustments.

Fair Value Measurements

Beijing Jiucheng applies the provisions of ASC Subtopic 820-10, ”Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of non-financial items that are recognized or disclosed at fair value in the financial statements.  ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

F-10

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, Beijing Jiucheng considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

☐	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

☐	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

☐	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of December 31, 2016 and 2015.

Related Parties

A party is considered to be related to Beijing Jiucheng if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with Beijing Jiucheng. Related parties also include principal owners of Beijing Jiucheng, its management, members of the immediate families of principal owners of Beijing Jiucheng and its management and other parties with which Beijing Jiucheng may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent Accounting Pronouncements

Recently issued accounting pronouncements not yet adopted

Revenue Recognition: In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (ASU 2014-09), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

F-11

In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of ASU 2014-09 by one year. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. In March 2016, the FASB issued Accounting Standards Update No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) (ASU 2016-08) which clarifies the implementation guidance on principal versus agent considerations. The guidance includes indicators to assist an entity in determining whether it controls a specified good or service before it is transferred to the customers. The new revenue recognition standard will be effective for us in the first quarter of 2018, with the option to adopt it in the first quarter of 2017. Beijing Jiucheng currently anticipates adopting the new standard effective January 1, 2018. The new standard also permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the modified retrospective method). Beijing Jiucheng is currently assessing the materiality of the impact to the financial statements, and have not yet selected a transition approach.

Leases: In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes the existing guidance for lease accounting, Leases (Topic 840). ASU 2016-02 requires lessees to recognize leases on their balance sheets, and leaves lessor accounting largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an option to elect to use certain transition relief. Beijing Jiucheng does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

Statement of Cash Flows: In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): The amendments in this Update apply to all entities, including both business entities and not-for-profit entities that are required to present a statement of cash flows under Topic 230. The amendments in this Update provide guidance on the following eight specific cash flow issues. The amendments are an improvement to GAAP because they provide guidance for each of the eight issues, thereby reducing the current and potential future diversity in practice described above. ASU 2016-15 is effective for Beijing Jiucheng for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. Beijing Jiucheng is still evaluating the effect that this guidance will have on Beijing Jiucheng’s consolidated financial statements and related disclosures.

Statement of Cash Flows: In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): “Restricted Cash”(“ASU 2016-18”). ASU 2016-18 requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This update is effective in fiscal years, including interim periods, beginning after December 15, 2017 and early adoption is permitted. The adoption of this guidance will result in the inclusion of the restricted cash balances within the overall cash balance and removal of the changes in restricted cash activity, which are currently recognized in other financing activities, on the Statements of Consolidated Cash Flows. Furthermore, an additional reconciliation will be required to reconcile Cash and cash equivalents and restricted cash reported within the Consolidated Balance Sheets to sum to the total shown in the Statements of Consolidated Cash Flows. Beijing Jiucheng anticipates adopting this new guidance effective January 1, 2018. Beijing Jiucheng is currently evaluating this guidance and the impact it will have on the Consolidated Financial Statements and disclosures.

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NOTE 3 – OTHER RECEIVABLE

Other receivable consists of deposits and advances made to employees and other third parties to pay for operating expenses, such as property maintenance, water and sewer, and telephone bills. Other receivable as of December 31, 2016 and 2015 were $177,741 and $89,731, respectively.

NOTE 4 – SECURITY DEPOSIT

Pursuant to the terms of the Xizhimen Lease agreement (described in below), Beijing Jiucheng agreed to pay security deposit for a total of RMB 1,100,052 (approximately $170,000). The lease expired in May 2017 and Beijing Jiucheng classified the deposit as current asset as of December 31, 2016 and long term asset as of December 31, 2015.

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,	December 31,
	2016	2015
Office furniture	$39,286	$42,065
Computer and office equipment	22,631	26,760
Vehicle	103,755	111,098
Total property and equipment	165,672	179,923
Less: accumulated depreciation	(86,387)	(33,717)
Total	$79,285	$146,206

Total depreciation expenses for the years ended December 31, 2016 and 2015 were $58,129 and $24,800, respectively.

During the year ended December 31, 2016, Beijing Jiucheng transferred office equipment in the net book value of $1,716 to Beijing JiuCheng Huijin Information Consulting Co., Ltd in exchange of receivable of $1,716.

Beijing Jiucheng did not capitalize the costs associated with building the online financial platform as the costs were not material.

NOTE 6 - RELATED PARTY TRANSACTIONS

The following is a list of related parties to which Beijing Jiucheng has transactions with:

(a)	Xiangbin Meng (“Meng”), Beijing Jiucheng’s Chairman and a shareholder of Beijing Jiucheng;
(b)	Jiuyuan Investment Co., Ltd. (“Jiuyuan”), a shareholder of Beijing Jiucheng;
(c)	Beijing JiuCheng Huijin Information Consulting Co., Ltd (“Jiucheng Huijin”), an affiliated Company;
(d)	Yasheng International Investment Ltd. (“Yasheng”), a former shareholder of Beijing Jiucheng;
(e)	Beijing Jiuyuan Investment Share Holding Co., Ltd (“Beijing Jiuyuan”), an affiliated Company;
(f)	Beijing Jiuxiang Financing Lease Co., Ltd. (“Jiuxiang”), an affiliated Company.

F-13

Amount due from related parties:

Amount due from related parties consisted of the following as of:

	December 31, 2016	December 31, 2015
Xiangbin Meng – Fees Receivable	$1,877,130	$526,654
Xiangbin Meng – Other	11,311,447	12,112,907
Jiuyuan	-	753,743
Due from Related Party – Contra Equity	(11,519,905)	(12,335,147)
Total	$1,668,672	$1,058,157

Beijing Jiucheng made several advances to Meng from paid-in capital for operation use of other affiliated companies owned by him. During the years ended December 31, 2016 and 2015, Beijing Jiucheng made advances to Meng for working capital totaled $15,080,744 and $14,410,457, respectively and received repayments totaled $15,080,337 and $6,362,455, respectively. As of December 31, 2016, and 2015, amount due from Meng was $11,311,447 and $12,112,907, respectively. These advances are due on demand, unsecured and non-interest bearing.

In the revenue cycle, Meng collects the service fees from the loan borrowers on behalf of Beijing Jiucheng, Zhongcheng Zhengxin, and Hengjiu. Meng then distribute to each party in accordance to the predetermined service fees percentage. As of December 31, 2016 and 2015, amount due from Meng for service revenue collected by Meng on Beijing Jiucheng’s behalf and not yet distribute to Beijing Jiucheng was $1,877,130 and $526,654, respectively.

Beijing Jiucheng is 70% owned by Jiuyuan. From time to time, Beijing Jiucheng and Jiuyuan paid general and administrative expenses for each other during the years ended December 31, 2016 and 2015. During the years ended December 31, 2016 and 2015, Jiuyuan paid on behalf of Beijing Jiucheng for working capital totaled $64,171 and $13,233, respectively. Beijing Jiucheng made advances to Jiuyuan for working capital totaled $51,979,782 and $42,242,180, respectively and received repayments totaled $40,894,038 and $51,597,299, respectively. Beijing Jiucheng received advances from Jiuyuan for working capital totaled $12,153,358 and $-0-, respectively and made repayments totaled $-0- for both years. Beijing Jiucheng has substantially reduced the related party transactions and gradually stopped payments on others’ behalves in 2017. As of December 31, 2016, Beijing Jiucheng has an amount due to Jiuyuan of $378,950 and as of December 31, 2015, Beijing Jiucheng has an amount due from Jiuyuan of $753,743.

Beijing Jiucheng has reclassified the amounts due from Meng of $11,519,905 and $12,335,147 as contra-equity account at December 31, 2016 and 2015, respectively. On February 15, 2017, Beijing Jiucheng reduced the contributed capital. In addition, a debt transfer agreement was entered into between Meng and Jiuyuan on February 28, 2017 and a debt offset agreement was entered into between Beijing Jiucheng and Meng on the same date. As a result of the capital reduction and the debt offset agreement, the amount due from related parties was reduced by $11,643,524 during the first quarter ended March 31, 2017 (see Note 10 for detail). The total amount due from related parties was $1,668,672 and $1,058,157 as of December 31, 2016 and 2015, respectively, which Beijing Jiucheng has collected $1,214,836 from the respective related party on June 29, 2017.

F-14

Amount due to related parties

Amount due to related parties consisted of the following as of:

	December 31, 2016	December 31, 2015
Jiuyuan	$378,950	$-
Yasheng	8,917	9,548
Jiucheng Huijin	5,867	16,243
Beijing Jiuyuan	2,304	-
Jiuxiang	1,263	-
Total	$397,301	$25,791

Beijing Jiucheng is 70% owned by Jiuyuan. From time to time, Beijing Jiucheng and Jiuyuan paid general and administrative expenses for each other during the years ended December 31, 2016 and 2015. Beijing Jiucheng has substantially reduced the related party transactions and gradually stopped payments on others’ behalves in 2017.

Yasheng paid general and administrative expense on behalf of Beijing Jiucheng. As of December 31, 2016 and 2015, Beijing Jiucheng recorded $8,917 and $9,548 due to Yasheng, respectively.

Jiucheng Huijin is 30% owned by Meng. From time to time, Jiucheng Huijin paid general and administrative expenses on behalf of Beijing Jiucheng during the years ended December 31, 2016 and 2015. As of December 31, 2016, Beijing Jiucheng has a payable due to Jiucheng Huijin amounted to $49,066. The amount was partially offset by receivable from vehicle leasing income incurred in 2016. On June 30, 2016, Jiucheng Huijin and Beijing Jiucheng entered a contract to lease two vehicles from Beijing Jiucheng. The contract started on June 30, 2016 and expired on June 30, 2017. Pursuant to the terms of the contract, Jiucheng Huijin has agreed to pay a monthly rental fee of RMB 25,000 (approximately $3,600). Beijing Jiucheng has a rental fee receivable of approximately $43,200 at December 31, 2016 due from Jiucheng Huijin. As of December 31, 2016 and 2015, Beijing Jiucheng recorded $5,867 and $16,243 due to Jiucheng Huijin, respectively.

Beijing Jiuyuan is 51% owned by Meng. On October 21, 2015, Beijing Jiuyuan entered into a six-year lease (“Chaoyang Lease”) and the lease was subsequently transferred to Jiuxiang on August 12, 2016. Beijing Jiucheng shares the office space with Beijing Jiuyuan and three other affiliated companies under the Chaoyang Lease. The rent expense allocated to Beijing Jiucheng each month is in accordance to the number of employees occupied in the office space. As of December 31, 2016 and 2015, amounts due to Beijing Jiuyuan related to rent expense were $2,304 and $0, respectively.

Jiuxiang is 75% owned by Jiuyuan. As mentioned above, Jiuxiang took over the lease since August 12, 2016. As of December 31, 2016 and 2015, Beijing Jiucheng recorded $1,263 and $0 due to Jiuxiang, respectively, for the rent expense.

F-15

For fiscal years 2016 and 2015, due to (from) related party activities consisted of the following:

	Jiuyuan	Meng	Meng - Receivable	Yasheng	Jiucheng Huijin	Beijing Jiuyuan	Jiuxiang	Total
Balance due (from) to related parties, December 31, 2014	$(10,274,403)	$(4,506,886)	$(6,295)	$9,977	$-	$-	$-	$(14,777,607)
Operating activities - Due (from) to related parties	13,233	-	(537,208)	-	-	-	-	(523,975)
Operating activities - Due to related parties	-	-	-	-	16,760	-	-	16,760
Investing activities - Working capital advances made to related parties	(42,242,180)	(14,410,457)	-	-	-	-	-	(56,652,637)
Investing activities - Repayments received from related parties	51,597,299	6,362,455	-	-	-	-	-	57,959,754
Effect of foreign currency exchange	152,308	441,981	16,849	(429)	(517)	-	-	610,192
Balance due (from) to related parties, December 31, 2015	$(753,743)	$(12,112,907)	$(526,654)	$9,548	$16,243	$-	$-	$(13,367,513)
Operating activities - Due from related parties		-	(1,447,848)	-	-	-	-	(1,447,848)
Operating activities - Due to (from) related parties	64,171		-	-	(8,197)	2,409	1,320	59,703
Investing activities - Working capital advances made to related parties	(51,979,782)	(15,080,744)	-	-	-	-	-	(67,060,526)
Investing activities - Repayments received from related parties	40,894,038	15,080,337	-	-	-	-	-	55,974,375
Financing activities - Advances received from related parties	12,153,358	-	-	-	190	-	-	12,153,548
Fixed assets transferred to related party in exchange of receivable	-	-	-	-	(1,716)	-	-	(1,716)
Effect of foreign currency exchange	908	801,867	97,372	(631)	(653)	(105)	(57)	898,701
Balance due (from) to related parties, December 31, 2016	$378,950	$(11,311,447)	$(1,877,130)	$8,917	$5,867	$2,304	$1,263	$(12,791,276)

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NOTE 7 – OTHER PAYABLE

Other payable consists of the following as of December 31, 2016 and 2015:

	December 31, 2016	December 31, 2015
Social security and provident fund payable	$5,554	$517
Salary payable	24,048	38,196
Other levies	9,874	1,551
Total	$39,476	$40,264

NOTE 8 – VAT PAYABLE

Beijing Jiucheng’s VAT payable consists of 3% on the revenue generated while it was a small scale VAT payer (prior to March 2016) 6% on the revenue generated effective March 2016 as it became general VAT payer, and 3% on the car leasing revenue. VAT payable as of December 31, 2016 and 2015 were $81,376 and $12,702, respectively.

NOTE 9 - STATUTORY RESERVE

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). Beijing Jiucheng did not make appropriations to statutory reserve as of December 31, 2016 as Beijing Jiucheng is able to use the current period (2016) net income after tax to offset against the accumulate loss from prior periods.

NOTE 10 - EQUITY TRANSACTIONS

Capital reduction

Upon formation, Meng contributed RMB 30,000,000 ($4,800,811) and Jiuyuan contributed RMB 70,000,000 ($11,201,893) for a total of RMB 100,000,000 ($16,002,704) to Beijing Jiucheng. As Beijing Jiucheng’s main revenue source is from intermediary services and management is not anticipating to make significant capital expenditures, on February 15, 2017, the Board of directors proposed to reduce the capital. Upon approval by the majority shareholders and Board of Directors, on February 15, 2017, Beijing Jiucheng reduced the contributed capital from RMB 100,000,000 ($16,002,704) to RMB 20,000,000 ($4,482,800). Beijing Jiucheng has obtained the new business license reflecting the change. Capital reduction made subsequent to December 31, 2016 for the two shareholders are as follows:

In RMB:

	Formation	Capital Reduction	After Reduction	Ownership
Meng	30,000,000	(24,000,000)	6,000,000	30%
Jiuyuan	70,000,000	(56,000,000)	14,000,000	70%
	100,000,000	(80,000,000)	20,000,000	100%

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In USD:

	Formation	Capital Reduction	After Reduction	Ownership
Meng	4,800,811	(3,455,971)	1,344,840	30%
Jiuyuan	11,201,893	(8,063,934)	3,137,959	70%
	16,002,704	(11,519,905)	4,482,799	100%

A debt transfer agreement was signed between Meng and Jiuyuan on February 28, 2017. Pursuant to the terms of the agreement, Jiuyuan agreed to transfer to Meng a total of RMB 56,340,519 ($8,112,967) owed by Beijing Jiucheng.

On February 28, 2017, a debt offset agreement was signed between Beijing Jiucheng and Meng and pursuant to the terms of this agreement, the amount due to Jiuyuan which was transferred to Meng plus Meng’s portion of the capital reduction were offset by the amount due from Meng. As a result of the capital reduction and the debt offset agreement, the amount due from related parties was reduced by $11,643,524 during the first quarter ended March 31, 2017. Accordingly, Beijing Jiucheng has reclassified the amounts due from Meng of $11,519,905 and $12,335,147 as contra-equity account at December 31, 2016 and 2015, respectively.

NOTE 11 - INCOME TAXES

Jiucheng was incorporated in the People’s Republic of China and subject to PRC income tax at 25%. As of December 31, 2016 and 2015, Beijing Jiucheng in PRC had $1,373,945 and $1,471,177 in net operating loss carryforwards available to offset future taxable income, respectively. According to PRC tax regulations, the PRC net operating loss can generally be carried forward for no longer than five years starting from the year subsequent to the year in which the loss was incurred. Carryback of losses is not permitted.

Beijing Jiucheng believes that it is more likely than not that these net accumulated operating losses will not be utilized in the future. Therefore, Beijing Jiucheng has provided full valuation allowance for the deferred tax assets arising from the losses during the years ended December 31, 2016 and 2015, amounting to $343,486 and $367,794 respectively. Accordingly, Beijing Jiucheng has no net deferred tax assets.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The cumulative tax effect at the expected rate of 25% of significant items comprising the net deferred tax amount is at December 31, 2016 and 2015 as follows:

	2016	2015
Deferred tax assets:
Timing differences of advertisement expense	$16,265	$33,525
Net operating losses	343,468	367,794

Total deferred tax assets	359,751	401,319
Less: valuation allowance	(359,751)	(401,319)

Deferred tax assets, net	$-	$-

Deferred tax liabilities:	$-	$-

Total deferred tax liabilities	$-	$-

Significant components of income tax expense for the years ended December 31, 2016 and 2015 are as follows:

	For the	For the
	year	year
	ended	ended
	December 31,	December 31,
	2016	2015
Current tax expense	$-	$-
Deferred tax expense	-	-
Benefits of operating loss carryforwards	-	-
Tax expense (benefit)	$-	$-

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NOTE 12 - COMMITMENTS AND CONTINGENCIES

Operating Leases

Beijing Jiucheng shares its principal office with four other affiliated companies in Chaoyang, Beijing. On October 21, 2015, Beijing Jiuyuan entered into a six-year lease (“Chaoyang Lease”) and the lease was subsequently transferred to Jiuxiang on August 12, 2016. The Chaoyang Lease started on October 21, 2015 and expires on October 20, 2021. Pursuant to the terms of the lease, Jiuxiang has agreed to pay a monthly rent of RMB 491,168 (approximately $74,000) for the first three years and RMB 540,534 (approximately $81,000) for the remaining three years. Beijing Jiucheng recognizes rent expense on a straight-line basis over the terms of the leases. The rent expense allocated to Beijing Jiucheng each month is in accordance to the number of employees occupied in the office space.

Beijing Jiucheng operates its business in an office located at Xizhimen, Beijing, China. Beijing Jiucheng entered into a lease agreement (“Xizhimen Lease”) on January 1, 2015 pursuant to which Beijing Jiucheng agreed to pay $24,000 per month and the lease expired on May 31, 2017.

On May 22, 2017, Beijing Jiucheng entered into another operating lease agreement in Beijing as the successor of the Xizhimen Lease. Pursuant to the terms of the agreement, the lease started from May 22, 2017 and expires on May 21, 2019 and Beijing Jiucheng agreed to pay approximately $20,000 per month from June 22, 2017 to May 21, 2019.

As of December 31, 2016, Beijing Jiucheng was obligated under operating leases minimum rentals as follows:

	Allocated Lease *	Non-Cancellable Lease **	Total
2017	$3,620	$120,769	$124,389
2018	3,620	-	3,620
2019	3,620	-	3,620
2020	3,620	-	3,620
2021	3,016	-	3,016
Total minimum lease payments	$17,496	$120,769	$138,265

* - These are Beijing Jiucheng’s portion of minimum lease payments allocated by Beijing Jiucheng’s affiliated company, Jiuxiang, the leasee.

** - These are the minimum lease payments under the non-cancellable lease entered with a third party.

F-19

NOTE 13 – SUBSEQUENT EVENTS

On May 22, 2017, Beijing Jiucheng entered into an operating lease agreement in Beijing. Pursuant to the terms of the agreement, the lease started from May 22, 2017 and expires on May 21, 2019 and Beijing Jiucheng agreed to pay monthly rent of RMB 142,241 (approximately $20,000) from June 22, 2017 to May 21, 2019 with the first month rent free and monthly maintenance fee of RMB 15,318 (approximately $2,200) from May 21, 2017 to May 21, 2019. Beijing Jiucheng recognizes rent expense and maintenance fee on a straight-line basis over the terms of the lease.

On August 1, 2017, Beijing Jiucheng IT Consulting Enterprise Co. Ltd. (“Jiucheng Consulting”), a wholly foreign-owned enterprise of I JIU JIU Limited (“I JIU JIU”), obtained the controlling interest of Beijing Jiucheng through a series of contractual arrangements including Equity Pledge Agreement, Exclusive Technical Consultancy and Services Agreement, Exclusive Call Option Agreement, Shareholder Proxy Agreement, and Operating Agreement (the “VIE Agreements”).

On November 10, 2017, Spirit International, Inc. (“Spirit”), I JIU JIU Limited (“I JIU JIU”), the holding company of Rui Xiang, and the shareholders of I JIU JIU entered into the Share Exchange Agreement, which closed on the same date. Pursuant to the terms of the Share Exchange Agreement, Spirit exchanged 8,000,000 shares of their common stock for all of the outstanding capital stock of I JIU JIU with the result that I JIU JIU became a wholly owned subsidiary of Spirit.

F-20

Beijing Jiucheng Asset Management Co., Ltd.

Condensed Balance Sheets

(Stated in US Dollars)

	June 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,510,609	$12,924
Other receivable	19,422	177,741
Prepaid expenses	69,890	30,000
Advances to suppliers	-	5,760
Due from related parties	259,386	1,668,672
Total current assets	1,859,307	1,895,097

Non-current assets
Security deposit	69,706	-
Property, plant and equipment, net	52,974	79,285
Total non-current assets	122,680	79,285

Total assets	$1,981,987	$1,974,382

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Accrued liabilities	$24,424	$10,773
Other payable	45,012	39,476
Due to related parties	202,543	397,301
VAT payable	121,930	81,376
Total current liabilities	393,909	528,926

Total liabilities	393,909	528,926

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Paid-in capital	4,359,180	16,002,704
Due from related parties	-	(11,519,905)
Accumulated deficit	(1,496,359)	(1,602,256)
Accumulated other comprehensive loss	(1,274,743)	(1,435,087)
Total stockholders’ equity	1,588,078	1,445,456
Total liabilities and stockholders’ equity	$1,981,987	$1,974,382

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-21

Beijing Jiucheng Asset Management Co., Ltd.

Condensed Statements of Operations and Comprehensive Income (Loss)

(Stated in US Dollars)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue	$333,794	$397,418	$629,539	$851,020

Operating expenses:
Selling expenses	35,112	66,874	65,877	93,284
General and administrative expenses	204,500	319,813	499,248	645,683
Total operating expenses	239,612	386,687	565,125	738,967

Income from operations	94,182	10,731	64,414	112,053

Other income (expense):
Other income	21,611	57	43,121	363
Other expense	-	(15,278)	-	(15,278)
Bank charges	(274)	(1,341)	(1,638)	(3,038)
Total other income (expense), net	21,337	(16,562)	41,483	(17,953)
Income (loss) before taxes	115,519	(5,831)	105,897	94,100

Provision for income tax expense	-	-	-	-

Net income (loss)	$115,519	$(5,831)	$105,897	$94,100

Comprehensive Income (Loss):

Net income (loss)	$115,519	$(5,831)	$105,897	$94,100

Foreign currency translation adjustment	23,886	(397,599)	160,344	(329,845)

Comprehensive income (loss)	$139,405	$(403,430)	$266,241	$(235,745)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-22

Beijing Jiucheng Asset Management Co., Ltd.

Condensed Statements of Cash Flows

(Stated in US Dollars)

(Unaudited)

	For the Six Months Ended
	June 30,
	2017		2016
Cash flows from operating activities:
Net income		$105,897	$94,100
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation		27,838	29,743
Changes in operating assets and liabilities:
Other receivables		372	62,735
Advances to suppliers		5,818	-
Due from related parties		554,662	(847,085)
Due to related parties		63,498	34,282
Prepaid expenses		(39,312)	(45,880)
Security deposit		(68,756)	-
Accrued liabilities		13,208	87,022
Other payables		4,522	(7,354)
Deferred rent		-	(8,611)
VAT payable		38,066	41,401
Net cash provided by (used in) operating activities		705,813	(559,647)

Cash flows from investing activities:
Working capital advances made to related parties		(9,318,854)	(49,353,110)
Repayments of working capital advances received from related parties		6,474,695	49,813,856
Net cash (used in) provided by investing activities		(2,844,159)	460,746

Cash flows from financing activities:
Advances received from related parties		4,004,754	-
Repayment made to related parties		(389,450)	-
Net cash provided by financing activities		3,615,304	-

Effect of exchange rate change on cash		20,727	(1,207)

Net change in cash and cash equivalents		1,497,685	(100,108)

Cash and cash equivalents - beginning of period		12,924	116,304

Cash and cash equivalents - end of period		$1,510,609	$16,196

Supplemental disclosure of cash flow information
Interest paid		$-	$-
Income tax paid		$-	$-

Non-cash investing and financing activities
Fixed assets transferred to related party in exchange of receivable	$		$1,743
Security deposit returned and paid directly to related party by landlord		$160,013	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-23

Beijing Jiucheng Asset Management Co., Ltd.

Notes to Condensed Financial Statements

(Unaudited)

NOTE 1 - NATURE OF OPERATIONS

Beijing Jiucheng Asset Management Co., Ltd. (the “Company”) was incorporated in Beijing, China on January 13, 2012 under the law of People’s Republic of China (“PRC” or “China”). Beijing Jiucheng primarily operates its business through an electronic online financial platform, www.9caitong.com (“website”). Beijing Jiucheng generates revenue from the services that facilitate matching personal loan lender with individual and small and medium sized enterprises (“SMEs”) borrowers in China.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The unaudited condensed financial statements of Beijing Jiucheng have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. Beijing Jiucheng’s financial statements are expressed in U.S. dollars.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended June 30, 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017. The unaudited condensed financial statements should be read in conjunction with the audited financial statements as of and for the year ended December 31, 2016 and footnotes thereto included in the same document. The condensed balance sheet as of December 31, 2016 contained herein has been derived from the audited financial statements as of December 31, 2016, but does not include all disclosures required by the generally accepted accounting principles in the U.S. (“U.S. GAAP”).

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant estimates during the periods ended June 30, 2017 and, 2016 include the allowance for doubtful accounts, the useful life of property and equipment, assumptions used in assessing impairment of long-term assets, valuation of deferred tax assets and accruals for taxes due.

Financial Instrument

The carrying amount reported in the balance sheet for cash, other receivables, due from related parties, accrued liabilities and other payables approximate fair value because of the immediate or short-term maturity of these financial instruments.

Cash and Cash Equivalents

Beijing Jiucheng considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Beijing Jiucheng maintains with various financial institutions in the PRC. At June 30, 2017 and December 31, 2016, cash balances held in PRC banks are uninsured. Beijing Jiucheng has not experienced any losses in bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

F-24

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains or losses on dispositions of property and equipment are included in operating income (loss). Major additions, renewals and improvements are capitalized, while maintenance and repairs are expensed as incurred.

Depreciation and amortization are provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows, taking into account the assets’ estimated residual value:

Classification	Estimated useful life
Computer and office equipment	3 years
Furniture	3 years
Vehicles	3 years

Revenue Recognition

Beijing Jiucheng provides intermediary services to Xiangbin Meng, the personal loan provider, the personal loan borrowers and the financial products investors. Beijing Jiucheng charges fees for the intermediary services to the personal loan borrowers.

The revenue process starts when an individual who has financing needs submits the loan application to Beijing Hengjiu Investment Management Co., Ltd. (“Hengjiu”). Hengjiu, along with its sub-contractor, Zhongcheng Zhengxin (Beijing) Co., Ltd. (“Zhongcheng Zhengxin”), provide financial consulting services such as loan origination criteria checkup, risk assessment, and assessment/evaluation of vehicle collateral. Hengjiu is a related party which was 75% owned by Jiuyuan and 25% owned by Xiangbin Meng, Beijing Jiucheng’s Chairman. Zhongcheng Zhengxin is a third party who provides credit assessment services. Upon completion of the background check, Xiangbin Meng (“Meng”), the maker of the loan, enters into the loan agreement with the qualified loan borrowers and initiates the transfer of the cash to the borrowers or borrowers’ agents. The loan usually matures in three months and using borrowers’ vehicle as collateral.

After the borrowers receive the fund transfer, Beijing Jiucheng then packages the debt claims of Meng into corresponding financial products and places in its physical stores or on its on-line platform for sale. Investors of those financial products are able to choose the financial products that meet their needs. Meng transfers his debt upon signing the debt transfer agreement with the financial products investors. The services were originally provided in physical stores in Beijing, Baoding, Hebei province and Weihai, Shandong province. Since April 2016, Beijing Jiucheng started to move majority of the business to its financial advisory on-line platform, Jiucaitong (www.9caitong.com). As less labor was required, in June 2016, Beijing Jiucheng shut down the physical stores in Baoding and Weihai.

Meng is responsible for making the loans and transfers the funds to the borrowers and collecting the service fees on behalf of all parties involved. Meng collects a portion of the service fees upfront and the rest on a monthly basis over the term of the loan from loan borrowers.

Beijing Jiucheng recognizes revenue, net of value-added taxes in the periods in which the related services are performed provided that persuasive evidence of an arrangement exists, the amount of the service fee is fixed in the loan agreements, and collectability is reasonably assured. The revenue is recognized when the loan agreements were executed and the funds were transferred to the loan borrowers, based on the predetermined service fee percentage of the total loan principal over the term of the loan. According to the service fee allocation agreement, Beijing Jiucheng is entitled to a service fee of 1% of the loan principal per month before July 1, 2016 and 1.5% per month effective July 1, 2016 and thereafter as Beijing Jiucheng took over the responsibility to provide the loan management and risk assessment services that were originally done by Beijing Hengjiu since May 2016.

F-25

Allowance for Doubtful Accounts

Service fee receivable is recorded and carried at the original invoiced amount less an allowance for any potential uncollectible amounts. Beijing Jiucheng makes estimates for the allowance for doubtful accounts based upon the assessment of various factors, including historical, experience, the age of the accounts receivable balances, credit quality of the loan borrowers, current economic conditions, and other factors that may affect the borrowers’ ability to pay. No allowance has been provided for at June 30, 2017 and December 31, 2016 as the service fees have been fully collected from the loan borrowers by Meng on Beijing Jiucheng’s behalf (see Note 6).

Advertising Expense

Beijing Jiucheng expenses advertising costs as they incurred. Total advertising expenses were $49,726 and $41,072 for the six months ended June 30, 2017 and 2016, respectively, and $29,092 and $29,837 for the three months ended June 30, 2017 and 2016, respectively, and have been included as part of selling expenses.

Deferred Rent

Beijing Jiucheng recognizes rent expense on a straight-line basis over the terms of the leases and, accordingly, the difference between cash rent payments and the recognition of rent expense was recorded as a deferred rent liability.

Value-added Taxes

Pursuant to the PRC tax laws, in case of the financial services provided, generally the value added tax (“VAT”) rate is 3% of the gross sales for small scale VAT payer and 6% of the gross sales for general VAT payer. Small-scale taxpayers, being those without sophisticated business, accounting and auditing systems and whose turnover is below certain thresholds (ranging from RMB 500,000 to RMB 5,000,000 for services which have recently transitioned from Business Tax to VAT). Since March 2016, Beijing Jiucheng’s revenue exceeded RMB 5,000,000 and was considered as general taxpayer. For general VAT payer, VAT on sales is calculated at 6% on revenue from financial services provided. The accrued VAT is recorded as VAT payables in the financial statements. VAT is reported as a deduction to revenue when incurred.

Income Taxes

Beijing Jiucheng is governed by the Income Tax Law of the PRC. Beijing Jiucheng accounts for income taxes using the asset/liability method prescribed by ASC 740, “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. Beijing Jiucheng records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

F-26

Beijing Jiucheng applied the provisions of ASC 740-10-50, “Accounting for Uncertainty in Income Taxes,” which provides clarification related to the process associated with accounting for uncertain tax positions recognized in Beijing Jiucheng’s financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to Beijing Jiucheng’s liability for income taxes. Any such adjustment could be material to Beijing Jiucheng’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of June 30, 2017 and December 31, 2016, Beijing Jiucheng had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

Foreign Currency Translation

The functional currency of Beijing Jiucheng’s operations in the PRC is the Chinese Yuan or Renminbi (“RMB”). The financial statements are translated to U.S. dollars using the period end rates of exchange for assets and liabilities, equity is translated at historical exchange rates, and average rates of exchange (for the period) are used for revenues and expenses and cash flows. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income / loss. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

All of Beijing Jiucheng’s revenue transactions are transacted in its functional currency. Beijing Jiucheng does not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of Beijing Jiucheng.

Asset and liability accounts at June 30, 2017 and December 31, 2016 were translated at 6.7810 RMB to $1.00 and at 6.9445 RMB to $1.00, respectively, which were the exchange rates on the balance sheet dates. Equity accounts were stated at their historical rates. The average translation rates applied to the statements of operations for the six months ended June 30, 2017 and 2016 were 6.8748 RMB and 6.5388 RMB to $1.00, respectively. Cash flows from Beijing Jiucheng’s operations are calculated based upon the local currencies using the average translation rate.

Credit Risk and Concentration

Beijing Jiucheng’s financial instruments that are potentially subject to concentrations of credit risk consist primarily of cash and cash equivalents. The majority of cash equivalents consists of short-term money market funds, which are managed by reputable financial institutions.

Beijing Jiucheng performs ongoing credit evaluations of borrowers, and generally do not require additional collateral except for personal vehicles. No borrowers represented 10% or more of total revenue during the three and six months ended June 30, 2017 and 2016.

Comprehensive Income (Loss)

Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income (loss) but are excluded from net income (loss) as these amounts are recorded directly as an adjustment to stockholders’ equity. Beijing Jiucheng’s other comprehensive income (loss) is comprised of foreign currency translation adjustments.

F-27

Fair Value Measurements

Beijing Jiucheng applies the provisions of ASC Subtopic 820-10, ”Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of non-financial items that are recognized or disclosed at fair value in the financial statements.  ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, Beijing Jiucheng considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

☐	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

☐	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

☐	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of June 30, 2017 and December 31, 2016.

Related Parties

A party is considered to be related to Beijing Jiucheng if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with Beijing Jiucheng. Related parties also include principal owners of Beijing Jiucheng, its management, members of the immediate families of principal owners of Beijing Jiucheng and its management and other parties with which Beijing Jiucheng may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent Accounting Pronouncements

Recently issued accounting pronouncements not yet adopted

Revenue Recognition: In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (ASU 2014-09), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

F-28

In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of ASU 2014-09 by one year. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. In March 2016, the FASB issued Accounting Standards Update No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) (ASU 2016-08) which clarifies the implementation guidance on principal versus agent considerations. The guidance includes indicators to assist an entity in determining whether it controls a specified good or service before it is transferred to the customers. The new revenue recognition standard will be effective for us in the first quarter of 2018, with the option to adopt it in the first quarter of 2017. Beijing Jiucheng currently anticipates adopting the new standard effective January 1, 2018. The new standard also permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the modified retrospective method). Beijing Jiucheng is currently assessing the materiality of the impact to the financial statements, and have not yet selected a transition approach.

Leases: In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes the existing guidance for lease accounting, Leases (Topic 840). ASU 2016-02 requires lessees to recognize leases on their balance sheets, and leaves lessor accounting largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an option to elect to use certain transition relief. Beijing Jiucheng does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

Statement of Cash Flows: In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): The amendments in this Update apply to all entities, including both business entities and not-for-profit entities that are required to present a statement of cash flows under Topic 230. The amendments in this Update provide guidance on the following eight specific cash flow issues. The amendments are an improvement to GAAP because they provide guidance for each of the eight issues, thereby reducing the current and potential future diversity in practice described above. ASU 2016-15 is effective for Beijing Jiucheng for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. Beijing Jiucheng is still evaluating the effect that this guidance will have on Beijing Jiucheng’s financial statements and related disclosures.

Statement of Cash Flows: In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): “Restricted Cash”(“ASU 2016-18”). ASU 2016-18 requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This update is effective in fiscal years, including interim periods, beginning after December 15, 2017 and early adoption is permitted. The adoption of this guidance will result in the inclusion of the restricted cash balances within the overall cash balance and removal of the changes in restricted cash activity, which are currently recognized in other financing activities, on the Statements of Cash Flows. Furthermore, an additional reconciliation will be required to reconcile Cash and cash equivalents and restricted cash reported within the Balance Sheets to sum to the total shown in the Statements of Cash Flows. Beijing Jiucheng anticipates adopting this new guidance effective January 1, 2018. Beijing Jiucheng is currently evaluating this guidance and the impact it will have on the Financial Statements and disclosures.

F-29

NOTE 3 – OTHER RECEIVABLE

Other receivable consists of deposits and advances made to employees and other third parties to pay for operating expenses, such as property maintenance, water and sewer, and telephone bills. Other receivable as of June 30, 2017 and December 31, 2016 were $19,422 and $177,741, respectively.

NOTE 4 – PREPAID EXPENSES

Prepaid expenses of $69,890 at June 30, 2017 consist of prepaid professional fees in the amount of $27,500 and prepaid rent and prepaid maintenance fee in the amount of $42,390. Prepaid expenses of $30,000 at December 31, 2016 consists of prepaid professional fees.

On May 22, 2017, Beijing Jiucheng entered into an operating lease agreement in Beijing (“Jinchangan Lease”). The lease started from May 22, 2017 and expires on May 21, 2019 and Beijing Jiucheng agreed to pay a monthly rent of RMB 142,241 (approximately $20,000) from June 22, 2017 to May 21, 2019 with the first month rent free and monthly maintenance fee of RMB 15,318 (approximately $2,200) from May 21, 2017 to May 21, 2019. Beijing Jiucheng recognizes rent expense and maintenance fee on a straight-line basis over the terms of the lease.

Pursuant to the terms of the agreement, Beijing Jiucheng agreed to pay three months of the rent and maintenance fee in advance for every three months period. Prepaid rent as of June 30, 2017 and December 31, 2016 were $42,390 and $-0-, respectively.

NOTE 5 – SECURITY DEPOSIT

Pursuant to the terms of the Jinchangan Lease agreement, Beijing Jiucheng agreed to pay three months of rent and maintenance fee as security deposit for a total of RMB 472,678 (approximately $69,706). Beijing Jiucheng classified the security deposit as long term asset on the balance sheet as the lease expires on May 21, 2019.

NOTE 6 - PROPERTY AND EQUIPMENT

At June 30, 2017 and December 31, 2016, property and equipment consist of the following:

	June 30,	December 31,
	2017	2016
Office furniture	$23,176	$39,286
Computer and office equipment	40,233	22,631
Vehicles	106,257	103,755
Total property and equipment	169,666	165,672
Less: accumulated depreciation	(116,692)	(86,387)
Total	$52,974	$79,285

Total depreciation expenses for the six months ended June 30, 2017 and 2016 were $27,838 and $29,743, respectively. Total depreciation expenses for the three months ended June 30, 2017 and 2016 were $12,925 and $14,881, respectively.

During the six months ended June 30, 2016, Beijing Jiucheng transferred office equipment in the net book value of $1,743 to Beijing JiuCheng Huijin Information Consulting Co., Ltd in exchange of receivable of $1,743.

Beijing Jiucheng did not capitalize the costs associated with building the online financial platform as the costs were not material.

F-30

NOTE 7 - RELATED PARTY TRANSACTIONS

The following is a list of related parties to which Beijing Jiucheng has transactions with:

(a)	Xiangbin Meng (“Meng”), Beijing Jiucheng’s Chairman and a shareholder of Beijing Jiucheng;
(b)	Jiuyuan Investment Co., Ltd. (“Jiuyuan”), a shareholder of Beijing Jiucheng;
(c)	Beijing JiuCheng Huijin Information Consulting Co., Ltd (“Jiucheng Huijin”), an affiliated Company;
(d)	Yasheng International Investment Ltd. (“Yasheng”), a former shareholder of Beijing Jiucheng;
(e)	Beijing Jiuyuan Investment Share Holding Co., Ltd (“Beijing Jiuyuan”), an affiliated Company;
(f)	Beijing Jiuxiang Financing Lease Co., Ltd. (“Jiuxiang”), an affiliated Company.

Amount due from related parties:

Amount due from related parties consisted of the following as of:

	June 30, 2017	December 31, 2016
Xiangbin Meng – Fees Receivable	$119,670	$1,877,130
Xiangbin Meng – Other	139,716	11,311,447
Due from Related Party – Contra Equity	-	(11,519,905)
Total	$259,386	$1,668,672

In the revenue cycle, Meng collects the service fees from the loan borrowers on behalf of Beijing Jiucheng, Zhongcheng Zhengxin, and Hengjiu. Meng then distributes to each party in accordance to the predetermined percentage. As of June 30, 2017 and December 31, 2016, amount due from Meng for service revenue collected by Meng on Beijing Jiucheng’s behalf and not yet distribute to Beijing Jiucheng was $119,670 and $1,877,130, respectively.

Beijing Jiucheng made several advances to Meng from paid-in capital for operation use of other affiliated companies owned by him. During the six month ended June 30, 2017 and 2016, Beijing Jiucheng made advances to Meng for working capital totaled $7,082 and $15,323,903, respectively and received repayments totaled $993,675 and $15,323,903, respectively. In May 2017, Meng also received a total of RMB 1,100,052 ($160,013) security deposit from the landlord on behalf of Beijing Jiucheng upon the expiration of the Xizhimen Lease. As of June 30, 2017 and December 31, 2016, amount due from Meng was $139,716 and $11,341,447, respectively. These advances are due on demand, unsecured and non-interest bearing.

As of December 31, 2016, Beijing Jiucheng reclassified $11,519,905 amount due from related parties as paid-in capital - contra equity account. In February 2017, Beijing Jiucheng effected a capital reduction and entered into a debt transfer agreement between Meng and Jiuyuan (See Note 11). The total amount due from related parties was $259,386 and $1,668,672 as of June 30, 2017 and December 31, 2016, respectively.

F-31

Amount due to related parties

Amount due to related parties consisted of the following as of:

	June 30, 2017	December 31, 2016
Jiuyuan	$136,652	$378,950
Yasheng	9,132	8,917
Jiucheng Huijin	51,075	5,867
Beijing Jiuyuan	2,360	2,304
Jiuxiang	3,324	1,263
Total	$202,543	$397,301

Beijing Jiucheng is 70% owned by Jiuyuan. From time to time, Beijing Jiucheng and Jiuyuan paid general and administrative expenses for each other. During the six months ended June 30, 2017 and 2016, Jiuyuan paid on behalf of Beijing Jiucheng for working capital totaled $17,043 and $51,302, respectively. Beijing Jiucheng made advances to Jiuyuan for working capital totaled $9,311,772 and $34,029,207, respectively and received repayments totaled $5,481,020 and $34,489,953, respectively. Beijing Jiucheng received advances from Jiuyuan for working capital totaled $4,004,754 and $0, respectively and repaid to Jiuyuan a total of $389,450 and $0, respectively. As of June 30, 2017, and December 31, 2016, Beijing Jiucheng recorded $136,652 and $378,950 due to Jiuyuan, respectively.

Yasheng paid general and administrative expense on behalf of Beijing Jiucheng. As of June 30, 2017, and December 31, 2016, Beijing Jiucheng recorded $9,132 and $8,917 due to Yasheng, respectively.

Jiucheng Huijin is 30% owned by Meng. From time to time, Jiucheng Huijin paid general and administrative expenses on behalf of Beijing Jiucheng. Beijing Jiucheng also generated vehicle leasing income from Jiucheng Huijin. On June 30, 2016, Jiucheng Huijin and Beijing Jiucheng entered a contract to lease two vehicles from Beijing Jiucheng. The contract started on June 30, 2016 and expired on June 30, 2017. After the expiration, the contract was extended on a month to month basis. Pursuant to the terms of the contract, Jiucheng Huijin has agreed and paid a monthly rental fee of RMB 25,000 (approximately $3,600). As of June 30, 2017, and December 31, 2016, Beijing Jiucheng recorded $51,075 and $5,867 due to Jiucheng Huijin, respectively.

Beijing Jiuyuan is 51% owned by Meng. On October 21, 2015, Beijing Jiuyuan entered into a six-year lease (“Chaoyang Lease”) and the lease was subsequently transferred to Jiuxiang on August 12, 2016. Beijing Jiucheng shares the office space with Beijing Jiuyuan and three other affiliated companies under the Chaoyang Lease. The rent expense allocated to Beijing Jiucheng each month is in accordance to the number of employees occupied in the office space. As of June 30, 2017, and December 31, 2016, amounts due to Beijing Jiuyuan related to rent expense were $2,360 and $2,304, respectively.

Jiuxiang is 75% owned by Jiuyuan. As mentioned above, Jiuxiang took over the lease since August 12, 2016. As of June 30, 2017, and December 31, 2016, Beijing Jiucheng recorded $3,324 and $1,263 due to Jiuxiang, respectively, for the rent expense.

F-32

For six months ended June 30, 2017 and 2016, due to (from) related party activities consisted of the following:

	Jiuyuan	Meng	Meng - Receivable	Yasheng	Jiucheng Huijin	Beijing Jiuyuan	Jiuxiang	Total
Balance due (from) to related parties, December 31, 2016	$378,950	$(11,311,447)	$(1,877,130)	$8,917	$5,867	$2,304	$1,263	$(12,791,276)
Operating activities - Due (from) related parties	-	-	554,662	-	-	-	-	554,662
Operating activities - Due to related parties	17,043	-	-	-	44,453	-	2,002	63,498
Investing activities - Working capital advances made to related parties	(9,311,772)	(7,082)	-	-	-	-	-	(9,318,854)
Investing activities - Repayments received from related parties	5,481,020	993,675	-	-	-	-	-	6,474,695
Financing activities - Advances received from related parties	4,004,754	-	-	-	-	-	-	4,004,754
Financing activities - Repayments made to related parties	(389,450)	-	-	-	-	-	-	(389,450)
Rent deposit returned and paid directly to related party by landlord	-	(160,013)	-	-	-	-	-	(160,013)
Non-cash Capital reduction	8,145,748	3,491,035	-	-	-	-	-	11,636,783
Shareholders transfer pursuant to debt transfer agreement	(8,195,280)	6,971,805	1,223,475	-	-	-	-	-
Effect of foreign currency exchange	5,639	(117,689)	(20,677)	215	755	56	59	(131,642)
Balance due (from) to related parties, June 30, 2017	$136,652	$(139,716)	$(119,670)	$9,132	$51,075	$2,360	$3,324	$(56,843)

F-33

	Jiuyuan	Meng	Meng - Receivable	Yasheng	Jiucheng Huijin	Beijing Jiuyuan	Total
Balance due (from) to related parties, December 31, 2015	$(753,743)	$(12,112,907)	$(526,654)	$9,548	$16,243	$-	$(13,367,513)
Operating activities - Due (from) to related parties	51,302	-	(898,387)	-	-	-	(847,085)
Operating activities - Due to related parties	-	-	-	-	32,072	2,210	34,282
Investing activities - Working capital advances made to related parties	(34,029,207)	(15,323,903)	-	-	-	-	(49,353,110)
Investing activities - Repayments received from related parties	34,489,953	15,323,903	-	-	-	-	49,813,856
Fixed assets transferred to related party in exchange of receivable	-	-	-	-	(1,743)	-	(1,743)
Effect of foreign currency exchange	9,849	287,835	26,659	(227)	(864)	(35)	323,217
Balance due (from) to related parties, June 30, 2016	$(231,846)	$(11,825,072)	$(1,398,382)	$9,321	$45,708	$2,175	$(13,398,096)

F-34

NOTE 8 – OTHER PAYABLE

Other payable consists of the following as of June 30, 2017 and December 31, 2016:

	June 30, 2017	December 31, 2016
Social security and provident fund payable	$5,688	$5,554
Salary payable	24,362	24,048
Other levies	14,962	9,874
Total	$45,012	$39,476

NOTE 9 – VAT PAYABLE

Beijing Jiucheng’s VAT payable consists of 3% on the revenue generated while it was a small-scale VAT payer (prior to March 2016) 6% on the revenue generated effective March 2016 as it became general VAT payer, and 3% on the car leasing revenue. VAT payable as of June 30, 2017 and December 31, 2016 were $121,930 and $81,376, respectively,

NOTE 10 - STATUTORY RESERVE

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). Beijing Jiucheng did not make appropriations to statutory reserve as of June 30, 2017 as Beijing Jiucheng is able to use the current period (2017) net income after tax to offset against the accumulate loss from prior periods.

NOTE 11 - EQUITY TRANSACTIONS

Capital reduction

Upon formation, Meng contributed RMB 30,000,000 ($4,800,811) and Jiuyuan contributed RMB 70,000,000 ($11,201,893) for a total of RMB 100,000,000 ($16,002,704) to Beijing Jiucheng. As Beijing Jiucheng’s main revenue source is from intermediary services and management is not anticipating to make significant capital expenditures. Accordingly, the Board of directors proposed to reduce the capital. Upon approval by the majority shareholders and Board of Directors, on February 15, 2017, Beijing Jiucheng reduced the contributed capital from RMB 100,000,000 ($16,002,704) to RMB 20,000,000 ($4,482,800). Beijing Jiucheng has obtained the new business license reflecting the change. Capital reduction made on February 15, 2017 for the two shareholders are as follows:

In RMB:

	Formation	Capital Reduction	After Reduction	Ownership
Meng	$30,000,000	$(24,000,000)	$6,000,000	30%
Jiuyuan	70,000,000	(56,000,000)	14,000,000	70%
	$100,000,000	$(80,000,000)	$20,000,000	100%

F-35

In USD:

	Formation	Capital Reduction	After Reduction	Ownership
Meng	$4,800,811	$(3,493,057)	$1,307,754	30%
Jiuyuan	11,201,893	(8,150,467)	3,051,426	70%
	$16,002,704	$(11,643,524)	$4,359,180	100%

A debt transfer agreement was signed between Meng and Jiuyuan on February 28, 2017. Pursuant to the terms of the agreement, Jiuyuan agreed to transfer to Meng a total of RMB 56,340,519 (approximately $8.1 million) owed by Beijing Jiucheng.

On February 28, 2017, a debt offset agreement was signed between Beijing Jiucheng and Meng and pursuant to the terms of this agreement, the amount due to Jiuyuan which was transferred to Meng plus Meng’s portion of the capital reduction were offset by the amount due from Meng. As a result of the capital reduction and the debt offset agreement, the amount due from related parties was reduced by $11,643,524 during the first quarter ended March 31, 2017.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Operating Leases

Beijing Jiucheng shares its principal office with four other affiliated companies in Chaoyang, Beijing. On October 21, 2015, Beijing Jiuyuan entered into a six-year lease (“Chaoyang Lease”) and the lease was subsequently transferred to Jiuxiang on August 12, 2016. The Chaoyang Lease started on October 21, 2015 and expired on October 20, 2021. Pursuant to the terms of the lease, Jiuxiang has agreed to pay a monthly rent of RMB 491,168 (approximately $74,000) for the first three years and RMB 540,534 (approximately $81,000) for the remaining three years. Beijing Jiucheng recognizes rent expense on a straight-line basis over the terms of the leases. The rent expense allocated to Beijing Jiucheng each month is in accordance to the number of employees occupied in the office space.

Beijing Jiucheng operates its business in an office located at Xizhimen, Beijing, China. Beijing Jiucheng entered into a lease agreement (“Xizhimen Lease”) on January 1, 2015 pursuant to which Beijing Jiucheng agreed to pay $24,000 per month and the lease expired on May 31, 2017.

On May 22, 2017, Beijing Jiucheng entered into another operating lease agreement in Beijing as the successor of the Xizhimen Lease. Pursuant to the terms of the agreement, the lease started from May 22, 2017 and expires on May 21, 2019 and Beijing Jiucheng agreed to pay monthly rent of RMB 142,241 (approximately $20,000) from June 22, 2017 to May 21, 2019 with the first month rent free and monthly maintenance fee of RMB 15,318 (approximately $2,200) from May 21, 2017 to May 21, 2019. Beijing Jiucheng recognizes rent expense and maintenance fee on a straight-line basis over the terms of the lease.

As of June 30, 2017, Beijing Jiucheng was obligated under operating leases minimum rentals as follows:

	Allocated Lease *	Non-Cancellable Lease **	Total
2017	$2,037	$134,168	$136,205
2018	4,073	268,336	272,409
2019	4,073	104,593	108,666
2020	4,073	-	4,073
2021	3,395	-	3,395
Total minimum lease payments	$17,651	$507,097	$524,748

* - These are Beijing Jiucheng’s portion of minimum lease payments allocated by Beijing Jiucheng’s affiliated company, Jiuxiang, the leasee.

** - These are the minimum lease payments under the non-cancellable lease entered with a third party.

NOTE 13 – SUBSEQUENT EVENTS

On August 1, 2017, Beijing Jiucheng IT Consulting Enterprise Co. Ltd. (“Jiucheng Consulting”), a wholly foreign-owned enterprise of I JIU JIU Limited (“I JIU JIU”), obtained the controlling interest of Beijing Jiucheng through a series of contractual arrangements including Equity Pledge Agreement, Exclusive Technical Consultancy and Services Agreement, Exclusive Call Option Agreement, Shareholder Proxy Agreement, and Operating Agreement (the “VIE Agreements”).

On November 10, 2017, Spirit International, Inc. (“Spirit”), I JIU JIU Limited (“I JIU JIU”), the holding company of Rui Xiang, and the shareholders of I JIU JIU entered into the Share Exchange Agreement, which closed on the same date. Pursuant to the terms of the Share Exchange Agreement, Spirit exchanged 8,000,000 shares of their common stock for all of the outstanding capital stock of I JIU JIU with the result that I JIU JIU became a wholly owned subsidiary of Spirit.

F-36

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On August 1, 2017, Beijing Jiucheng IT Consulting Co. Ltd. (“Jiucheng Consulting”), the Rui Xiang Technology Enterprise, Co. Ltd.’s (“Rui Xiang”) wholly foreign-owned entity, and Beijing Jiucheng Asset Management Limited (“Beijing Jiucheng”) entered into a series of agreements known as variable interest agreement (the “VIE Agreements”), pursuant to which Beijing Jiucheng became Jiucheng Consulting’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government.

On November 10, 2017, Spirit International, Inc. (“Spirit” or “the Company”), I JIU JIU Limited (“I JIU JIU”), the holding company of Rui Xiang, and the shareholders of I JIU JIU entered into the Share Exchange Agreement, which closed on the same date. Pursuant to the terms of the Share Exchange Agreement, Spirit exchanged 8,000,000 shares of their common stock for all of the outstanding capital stock of I JIU JIU with the result that I JIU JIU became a wholly owned subsidiary of Spirit.

For accounting purposes, the Share Exchange Agreement has been accounted for as a reverse acquisition, and the transactions has been treated as a recapitalization of I JIU JIU, with I JIU JIU as the accounting acquirer and continuing entities although Spirit is the legal acquirer. Accordingly, the Company’s historical financial statements are those of I JIU JIU immediately following the consummation of the reverse acquisition.

The accompanying unaudited pro forma condensed combined financial information have been prepared to present the balance sheet and statements of operations of Spirit International, Inc., to indicate how the combined financial statements might have looked like if the acquisition of I JIU JIU and the transactions related to the acquisition had occurred as of the beginning of the periods presented.

The unaudited pro forma condensed combined balance sheet as of June 30, 2017 is presented as if we have entered into and closed the Share Exchange Agreement, hence consummation of the reverse acquisition on June 30, 2017.

The unaudited pro forma condensed combined statements of operations for the three and six months ended June 30, 2017, and year ended December 31, 2016, are presented as if the reverse acquisition consummated on January 1, 2016 and were carried forward through each of the aforementioned periods presented.

The unaudited pro forma condensed combined financial statements of Spirit were derived from the financial statements contained on its June 30, 2017 Form 10-Q and December 31, 2016 Form 10-K, as filed with the Securities and Exchange Commission.

The unaudited pro forma condensed financial statements of I JIU JIU and Subsidiaries were derived from their books and records and assumed the VIE Agreements consummated on such period.

The unaudited pro forma condensed financial statements of Beijing Jiucheng were derived from Beijing Jiucheng’s financial statements contained elsewhere in this Form 8-K.

These unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations.

F-37

Unaudited Pro Forma Condensed Combined Balance Sheet Data as of June 30, 2017

(Stated in US Dollars, except number of shares)

		I Jiu Jiu Limited	Beijing Jiucheng
	Spirit	and	Asset
	International, Inc.	Subsidiaries Consolidated	Management Co., Ltd	Adjustment		Proforma Balances
ASSETS
Cash and cash equivalents	$2,923	$14,037	$1,510,609	$(2,923	)(1)	$1,524,646
Other receivable	-	-	19,422	-		19,422
Prepaid assets	-	-	69,890	-		69,890
Due from related parties	-	-	259,386	-		259,386
Current Assets	2,923	14,037	1,859,307	(2,923)		1,873,344

Non-current assets
Fixed assets, net	-	-	52,974	-		52,974
Deposits	-	-	69,706	-		69,706
Non-current Assets	-	-	122,680	-		122,680

Total Assets	$2,923	$14,037	$1,981,987	$(2,923)		$1,996,024

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
LIABILITIES
Accrued expense	$5,035	$-	$24,424	$(5,035	)(1)	$24,424
Other payable	-	-	45,012	-		45,012
Due to related parties	42,502	17,908	202,543	(42,502	)(1)	220,451
VAT Taxes Payable	-	-	121,930	-		121,930
Current Liabilities	47,537	17,908	393,909	(47,537)		411,817

Total Liabilities	47,537	17,908	393,909	(47,537)		411,817

STOCKHOLDERS’ EQUITY (DEFICIT)
Ordinary shares	-	50,000	-	(50,000	)(2)	-
Common Stock, $0.0001 par value, 75,000,000 shares authorized; 5,110,000 and 9,110,000 shares issued and outstanding as of June 30, 2017 and as adjusted	511	-	-	(400	)(4)	911
				800	(5)
Paid-in capital	22,089	1,289	4,359,180	(1,289	)(2)	22,489
				(4,359,180	)(3)
				400	(4)
Additional paid-in capital				4,359,180	(3)	4,335,780
				(22,600	)(1)
				(800	)(5)
Subscription receivable	-	(51,289)	-	51,289	(2)	-
Accumulated deficit	(67,214)	(3,930)	(1,496,359)	67,214	(1)	(1,500,289)
Accumulated other comprehensive loss	-	59	(1,274,743)	-		(1,274,684)
Total Stockholders’ equity (deficit)	(44,614)	(3,871)	1,588,078	44,614		1,584,207

Total Liabilities and Stockholders’ Equity (Deficit)	$2,923	$14,037	$1,981,987	$(2,923)		$1,996,024

F-38

Unaudited Pro Forma Condensed Combined Statement of Operations Data for the Three Months Ended June 30, 2017

		I Jiu Jiu Limited	Beijing Jiucheng
	Spirit	and	Asset
	International, Inc.	Subsidiaries Consolidated	Management Co., Ltd	Adjustment		Proforma Balances
Revenue	$3,600	$-	$333,794	$(3,600	)(6)	$333,794

Operating expenses:
Selling expenses	-	-	35,112	-		35,112
General and administrative expenses	3,748	1,087	204,500	(3,748	)(6)	205,587
Total operating expenses	3,748	1,087	239,612	(3,748)		240,699

Income (loss) from operations	(148)	(1,087)	94,182	148		93,095

Other income (expense):
Other income	-	-	21,611	-		21,611
Bank charges	-	-	(274)	-		(274)
Total other income (expense), net	-	-	21,337	-		21,337
Income (loss) before taxes	(148)	(1,087)	115,519	148		114,432

Income tax expense	-	-	-	-		-

Net income (loss)	$(148)	$(1,087)	$115,519	$148		$114,432

Foreign currency translation adjustment	-	-	23,886	-		23,886

Comprehensive income (loss)	$(148)	$(1,087)	$139,405	$148		$138,318

Net income (loss) per common share:
Basic	$(0.00)					$(0.00)
Diluted	$(0.00)					$(0.00)

Weighted average shares outstanding:
Basic	5,110,000					9,110,000
Diluted	5,110,000					9,110,000

F-39

Unaudited Pro Forma Condensed Combined Statement of Operations Data for the Six Months Ended June 30, 2017

		I Jiu Jiu Limited	Beijing Jiucheng
	Spirit	and	Asset
	International, Inc.	Subsidiaries Consolidated	Management Co., Ltd	Adjustment		Combined
Revenue	$3,600	$-	$629,539	$(3,600	)(6)	$629,539

Operating expenses:
Selling expenses	-	-	65,877	-		65,877
General and administrative expenses	11,136	3,414	499,248	(11,136	)(6)	502,662
Total operating expenses	11,136	3,414	565,125	(11,136)		568,539

Income (loss) from operations	(7,536)	(3,414)	64,414	7,536		61,000

Other income (expense):
Other income	-	-	43,121	-		43,121
Bank charges	-	-	(1,638)	-		(1,638)
Total other income (expense), net	-	-	41,483	-		41,483
Income (loss) before taxes	(7,536)	(3,414)	105,897	7,536		102,483

Income tax expense	-	-	-	-		-

Net income (loss)	$(7,536)	$(3,414)	$105,897	$7,536		$102,483
Comprehensive income (loss)
Net income (loss)
Foreign currency translation adjustment	-	59	160,344	-		160,403

Comprehensive income (loss)	$(7,536)	$(3,355)	$266,241	$7,536		$262,886

Net income (loss) per common share:
Basic	$(0.00)					$(0.00)
Diluted	$(0.00)					$(0.00)

Weighted average shares outstanding:
Basic	5,110,000					9,110,000
Diluted	5,110,000					9,110,000

F-40

Unaudited Pro Forma Condensed Combined Statement of Operations Data for the Year Ended December 31, 2016

		I Jiu Jiu Limited	Beijing Jiucheng
	Spirit	and	Asset
	International, Inc.	Subsidiaries Consolidated	Management Co., Ltd	Adjustment		Combined
Revenue	$11,000	$-	$1,365,337	$(11,000	)(6)	$1,365,337

Operating expenses:
Selling expenses	-	-	196,168	-		196,168
General and administrative expenses	44,122	516	1,129,923	(44,122	)(6)	1,130,439
Total operating expenses	44,122	516	1,326,091	(44,122)		1,326,607

Income (loss) from operations	(33,122)	(516)	39,246	33,122		38,730

Other income (expense):
Other income	-	-	44,219	-		44,219
Other expense	-	-	(15,035)	-		(15,035)
Bank charges	-	-	(5,534)	-		(5,534)
Total other income (expense), net	-	-	23,650	-		23,650
Income (loss) before taxes	(33,122)	(516)	62,896	33,122		62,380

Income tax expense	-	-	-	-		-

Net income (loss)	$(33,122)	$(516)	$62,896	$33,122		$62,380
Comprehensive income (loss)
Net income (loss)
Foreign currency translation adjustment	-	(3)	(915,991)	-		(915,994)

Comprehensive income (loss)	$(33,122)	$(519)	$(853,095)	$33,122		$(853,614)

Net income (loss) per common share:
Basic	$(0.00)					$(0.00)
Diluted	$(0.00)					$(0.00)

Weighted average shares outstanding:
Basic	8,110,000					9,110,000
Diluted	8,110,000					9,110,000

F-41

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared in order to present the combined financial position and results of the operations of Spirit International, Inc. (“Spirit” or “the Company”), I JIU JIU Limited (“I JIU JIU”) and subsidiaries, and Beijing Jiucheng Asset Management Limited (“Beijing Jiucheng”), the operating and contractually controlled affiliate as if the reverse acquisition had occurred as of June 30, 2017 for the unaudited pro forma condensed combined balance sheet, to give effect to the reverse acquisition of Spirit, as if the transaction had taken place at January 1, 2016 for the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016, and to give effect to the reverse acquisition of Spirit, as if the transaction had taken place at January 1, 2017 and April 1, 2017 for the unaudited pro forma condensed statements of operations for the three and six months ended June 30, 2017, respectively.

Note 2 –Adjustments

(1)	To eliminate assets and liabilities retained by predecessor owners of the Company

(2)	To adjust equity of I JIU JIU

(3)	To eliminate paid in capital for Beijng Jiucheng

(4)	To record cancellation of 4,000,000 shares of predecessor owners of the Company

(5)	To record issuance of 8,000,000 shares of the Company’s common stock and paid in capital for all of I JIU JIU’s shares.

(6)	To eliminate the Company’s expenses as the result of the elimination of assets and liabilities.

F-42